Exhibit 10.1

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol […***…]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

A320 Aircraft

P U R C H A S E A G R E E M E N T

B E T W E E N

A I R B U S S.A.S.

as Seller

A N D

ALLEGIANT AIR, LLC

as Buyer

Execution Version

Date :    July 26, 2016
Reference :    CT1107608

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C O N T E N T S

CLAUSES        TITLES

0            DEFINITIONS AND INTERPRETATION

1            SALE AND PURCHASE

2            SPECIFICATION

3            PRICES

4            PRICE REVISION

5            PAYMENTS

6            MANUFACTURE PROCEDURE - INSPECTION

7            CERTIFICATION

8            TECHNICAL ACCEPTANCE

9            DELIVERY

10            EXCUSABLE DELAY

11            NON-EXCUSABLE DELAY

12            WARRANTIES AND SERVICE LIFE POLICY

13            PATENT AND COPYRIGHT INDEMNITY

14            TECHNICAL DATA AND SOFTWARE SERVICES

15            SELLER REPRESENTATIVES SERVICES

16            TRAINING SUPPORT AND SERVICES

17            EQUIPMENT SUPPLIER PRODUCT SUPPORT

18            BUYER FURNISHED EQUIPMENT

19            INDEMNIFICATION AND INSURANCE

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20            TERMINATION

21            ASSIGNMENTS AND TRANSFERS

22            MISCELLANEOUS PROVISIONS

C O N T E N T S

EXHIBITS        TITLES

Exhibit A        SPECIFICATION

Exhibit B-1        FORM OF SPECIFICATION CHANGE NOTICE

Exhibit B-2        FORM OF A MANUFACTURER SPECIFICATION CHANGE NOTICE

Exhibit C        AIRCRAFT PRICE REVISION FORMULA

Exhibit D-1	FORM OF CERTIFICATE OF ACCEPTANCE (BLAGNAC/HAMBURG DELIVERIES)

Exhibit D-2	FORM OF CERTIFICATE OF ACCEPTANCE (MOBILE DELIVERIES)

Exhibit E-1        FORM OF BILL OF SALE (BLAGNAC/HAMBURG DELIVERIES)

Exhibit E-2        FORM OF BILL OF SALE (MOBILE DELIVERIES)

Exhibit F        SERVICE LIFE POLICY – LIST OF ITEMS

Exhibit G        TECHNICAL DATA INDEX

Exhibit H        MATERIAL SUPPLY AND SERVICES

Exhibit I	END-USER SUBLICENSE AGREEMENT FOR SUPPLIER SOFTWARE

Exhibit J        FORM OF AIRBUS S.A.S. WARRANTY

Exhibit K        CUSTOMIZATION MILESTONES CHART

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A320 PURCHASE AGREEMENT

This A320 Purchase Agreement (the "Agreement") is made July 26, 2016

BETWEEN:

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the "Seller"),

and

ALLEGIANT AIR, LLC a company created and existing under the laws of the state of Nevada having its principal place of business at 1201 North Town Center Drive, Las Vegas, Nevada 89144, (the “Buyer”).

WHEREAS subject to the terms and conditions of this Agreement, the Seller desires to sell the Aircraft to the Buyer and the Buyer desires to purchase the Aircraft from the Seller.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

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1.	DEFINITIONS
For all purposes of this Agreement, except as otherwise expressly provided, terms defined in this Agreement shall have the meaning so assigned to them and the following terms will have the following meanings:

A320 Aircraft - any or all of the twelve (12) A320 aircraft to be sold by the Seller and purchased by the Buyer pursuant to this Agreement, including the Airframe and all components, equipment, parts and accessories installed in or on such aircraft and the Propulsion Systems installed thereon upon Delivery.

A320 Propulsion Systems – as defined in Clause 2.3.

Affiliate - with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

AirbusWorld - as defined in in Clause 14.10.1.

Aircraft – any or all of the A320 Aircraft.

Aircraft Price Revision Formula - the price revision formula set forth in Exhibit C.

Aircraft Training Services - all flight support services including but not limited to any and all training courses, flight training, flight assistance, line training, line assistance and more generally all flights of any kind performed by the Seller, its agents, employees or subcontractors, and maintenance support, maintenance training (including Practical Training), training support of any kind performed on aircraft and provided to the Buyer pursuant to this Agreement.

Airframe - any A320 Aircraft, excluding the Propulsion Systems therefor.

AACS - Airbus Americas Customer Services, Inc., a corporation organized and existing under the laws of Delaware, having its registered office located at 2550 Wasser Terrace, Suite 9100, Herndon, VA 20171, or any successor thereto.

ATA Specification - recommended specifications developed by the Air Transport Association of America reflecting consensus in the commercial Aviation industry on accepted means of communicating information, conducting business, performing operations and adhering to accepted practices.

Aviation Authority - when used with respect to any jurisdiction, the government entity that, under the laws of such jurisdiction, has control over civil aviation or the registration, airworthiness or operation of civil aircraft in such jurisdiction.

Balance of the Final Price - as defined in Clause 5.4.

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Base Price – for any Aircraft, Airframe, SCN, Propulsion Systems, or Sharklets, as defined in Clause 3.1.

Business Day - with respect to any action to be taken hereunder, a day other than a Saturday, Sunday or other day designated as a holiday in the jurisdiction in which such action is required to be taken.

Buyer Furnished Equipment (BFE) - as defined in Clause 18.1.1.1.

CFM – as defined in Clause 2.3

Certificate of Acceptance - as defined in Clause 8.3.

Commitment Fee - the commitment fee amounts described in Clause 5.2.

Contractual Definition Freeze or CDF - as defined in 2.4.2.

Customization Milestones Chart - as defined in 2.4.1.

Declaration of Design and Performance or DDP - the documentation provided by an equipment manufacturer guaranteeing that the corresponding equipment meets the requirements of the Specification, the interface documentation as well as all the relevant certification requirements.

Delivery – with respect to any Aircraft, the transfer of title to the Aircraft from the Seller to the Buyer in accordance with Clause 9.

Delivery Date – with respect to any Aircraft, the date on which Delivery occurs.

[…***…].

Development Changes - as defined in Clause 2.2.2.

EASA - European Aviation Safety Agency or any successor thereto.

End-User License Agreement for Airbus Software – means the end-user license agreement in Appendix 1 to the agreement for AIRMAN-web executed between the Buyer and AACS on April 4, 2016 and April 8, 2016, respectively.

Excusable Delay - as defined in Clause 10.1.

Export Certificate of Airworthiness - an export certificate of airworthiness issued by the Aviation Authority of the Delivery Location.

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FAA - the U.S. Federal Aviation Administration, or any successor thereto.

Final Price - as defined in Clause 3.2.

Goods and Services - any goods, excluding Aircraft, and services that may be purchased by the Buyer from the Seller or its designee.

Inexcusable Delay - as defined in Clause 11.1.

LIBOR - means, for any period, the rate per annum equal to the quotation that appears on the LIBOR01 page of the Reuters screen (or such other page as may replace the LIBOR01 page) or if such service is not available, the British Bankers’ Association LIBOR rates on Bloomberg (or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) as of 11:00 a.m., London time, two (2) Business Days prior to the beginning of such period as the rate for […***…].

Manufacture Facilities - means the various manufacture facilities of the Seller, its Affiliates or any subcontractor, where the Airframe or its parts are manufactured or assembled.

Manufacturer Specification Change Notice (MSCN) -as defined in Clause 2.2.2.1.

Material – has the meaning as defined in Clause 1.2 of Exhibit H.

Option Catalogues – as defined in Clause 2.4.1.

Predelivery Payment - any of the payments determined in accordance with Clause 5.3.

Predelivery Payment Reference Price - as defined in Clause 5.3.2.

Propulsion Systems – the A320 Propulsion Systems.

Propulsion Systems Manufacturer - means the manufacturer of the Propulsion Systems as set out in Clause 2.3.

Propulsion Systems Price Revision Formula: - the price revision formula set forth in Exhibit C-2

Propulsion System Reference Price – as defined in Clause 3.1.2.

Ready for Delivery – with respect to any Aircraft, the time when (i) the Technical Acceptance Process has been successfully completed in accordance with Clause 8 and (ii) all technical conditions required for the issuance of the Export Certificate of Airworthiness have been satisfied.

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Scheduled Delivery Month - as defined in Clause 9.1.

Seller Price Revision Formula – the price revision formula set forth in Exhibit C-1.

Seller’s Representatives - the representatives of the Seller as defined in Clause 15.

Seller Service Life Policy - as set forth in Clause 12.2.

Sharklets - means a large wingtip device designed to enhance the eco-efficiency and payload range performance of the A320 family aircraft, and which are fitted on the Aircraft.

Spare Parts – the items of equipment and material that may be provided pursuant to Exhibit H.

Specification – either (a) the Standard Specification if no SCNs are applicable or (b) if SCNs are issued, the Standard Specification as amended by all applicable SCNs.

Specification Change Notice (SCN) - as defined in Clause 2.2.1.

Standard Specification - the A320 standard specification document number […***…], published by the Seller, a copy of which is annexed as Exhibit A1.

Supplier - any supplier of Supplier Parts.

Supplier Part - as defined in 12.3.1.2.

Supplier Product Support Agreement - as defined in 12.3.1.3.

Technical Data - as defined in Clause 14.1.

Termination Event - as defined in Clause 20.1.

Total Loss - as defined in Clause 10.4

Training Conference - as defined in Clause 16.1.3.

Type Certificate - as defined in Clause 7.1

Warranted Part - as defined in Clause 12.1.1.

The definition of a singular in this Clause 0 will apply to plurals of the same words.

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Except where otherwise provided in this Agreement, references in this Agreement to an exhibit, schedule, article, section, subsection or clause refer to the appropriate exhibit or schedule to, or article, section, subsection or clause in this Agreement.

Each agreement defined in this Clause 0 will include all appendixes, exhibits and schedules thereto. If the prior written consent of any person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such person is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

References in this Agreement to any statute will be to such statute as amended or modified and in effect at the time any such reference is operative.

The term “including” when used in this Agreement means “including without limitation” except when used in the computation of time periods.

Technical and trade terms not otherwise defined herein will have the meanings assigned to them as generally accepted in the aircraft manufacturing industry.

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2.	SALE AND PURCHASE
The Seller shall sell and deliver to the Buyer, and the Buyer shall purchase and take delivery of twelve (12) Aircraft from the Seller, subject to the terms and conditions contained in this Agreement.

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3.	SPECIFICATION

3.1	Aircraft Specification
The Aircraft shall be manufactured in accordance with the Standard Specification, as may already have been modified or varied prior to the date of this Agreement by the Specification Change Notices listed in Appendix 1 to Exhibit A.

3.2	Specification Amendment
The parties understand and agree that the Specification may be further amended following signature of this Agreement in accordance with the terms of this Clause 2.

3.2.1	Specification Change Notice
The Specification may be amended by written agreement between the parties in a Specification Change Notice (each, a “Specification Change Notice” or “SCN”). Each SCN shall be substantially in the form set out in Exhibit B1 and shall set out the SCN’s Aircraft embodiment rank and shall also set forth, in detail, the particular change to be made to the Specification and the effect, if any, of such change on design, performance, weight, Delivery Date of the Aircraft affected thereby and on the text of the Specification. An SCN may result in an adjustment of the Base Price of the Aircraft, which adjustment, if any, shall be specified in the SCN.

3.2.2	Development Changes
The Specification may also be amended to incorporate changes deemed necessary by the Seller to improve the Aircraft, prevent delays or ensure compliance with this Agreement (“Development Changes”), as set forth in this Clause 2.

3.2.2.1	Manufacturer Specification Changes Notices
The Specification may be amended by the Seller through a Manufacturer Specification Change Notice (each, a “Manufacturer Specification Change Notice” or “MSCN”), which shall be substantially in the form set out in Exhibit B2 hereto and shall set out the MSCN’s Aircraft embodiment rank as well as, in detail, the particular change to be made to the Specification and the effect, if any, of such change on performance, weight, Base Price of the Aircraft, Delivery Date of the Aircraft affected thereby and interchangeability or replaceability requirements under the Specification.

Except when the MSCN is necessitated by an Aviation Authority directive or by equipment obsolescence, in which case the MSCN shall be accomplished without requiring the Buyer’s consent, if the MSCN adversely affects the performance, weight, Base Price of the Aircraft, Delivery Date of the Aircraft affected thereby or the interchangeability or replaceability requirements under the Specification, the Seller shall notify the Buyer of a reasonable period of time during which the Buyer must accept or reject such MSCN. If the Buyer does not

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notify the Seller of the rejection of the MSCN within such period, the MSCN shall be deemed accepted by the Buyer and the corresponding modification shall be accomplished […***…].

2.2.2.2
In the event of the Seller revising the Specification to incorporate Development Changes which have no adverse effect on any of the elements as set forth in 2.2.2.1 above, such revision shall be performed by the Seller, […***…], without the Buyer’s consent.

In such cases, the Buyer shall have access to the details of such changes through the relevant application in AirbusWorld.

3.3	Propulsion Systems
Each Airframe shall be equipped with a set of two (2) CFM International Engines (“CFM”) CFM56-5B4/3 engines, the “A320 Propulsion Systems”.

3.4	Milestones

3.4.1	Customization Milestones Chart
The customization milestones chart attached hereto as Exhibit K (the “Customization Milestones Chart”), sets out how far in advance of the Scheduled Delivery Month of the Aircraft an SCN must be executed in order to integrate into the Specification any items requested by the Buyer from the Seller’s catalogues of Specification change options (the “Option Catalogues”).

3.4.2	Contractual Definition Freeze
The Customization Milestones Chart shall in particular define the date(s) by which the contractual definition of the Aircraft must be finalized and all SCNs need to have been executed by the Buyer (the “Contractual Definition Freeze” or “CDF”) in order to enable their incorporation into the manufacturing of the Aircraft and Delivery of the Aircraft in the Scheduled Delivery Month. Each such date shall be referred to as a “CDF Date”.

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4.	PRICES

4.1	Base Price of the Aircraft
The Base Price of each Aircraft is the sum of:

(i)	the Base Price of the Airframe and

(ii)	the Base Price of the Propulsion Systems.

4.1.2	Base Price of the Airframe
The Base Price of the Airframe is the sum of the following base prices:

(i)	the base price of the Airframe as defined in the Standard Specification (excluding Buyer Furnished Equipment), including nacelles and thrust reversers, is:

[…***…] and

(ii)	the sum of the Base Prices of any and all SCNs set forth in Appendix 1 to Exhibit A, at delivery conditions prevailing in […***…],

[…***…] and

(iii)	the base price of the Sharklets, which is:

[…***…]

The Base Price of the Airframe has been established in accordance with the average economic conditions prevailing in […***…] and corresponding to a theoretical delivery in […***…] (the “Base Period”).

4.1.3	Base Price of the Propulsion Systems
The Base Price of a set of the A320 Propulsion Systems, is:

[…***…]

Said Base Price has been established in accordance with the delivery conditions prevailing in […***…] and has been calculated from the reference price indicated by the Propulsion System Manufacturer (the “Propulsion Systems Reference Price”) of […***…].

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4.2	Final Price of the Aircraft
The Final Price of each Aircraft shall be the sum of:

(i)	the Base Price of the Airframe, as adjusted to the applicable Delivery Date of such Aircraft in accordance with Clause 4.1; plus

(ii)
the aggregate of all increases or decreases to the Base Price of the Airframe as agreed in any Specification Change Notice or part thereof applicable to the Airframe subsequent to the date of this Agreement as adjusted to the Delivery Date in accordance with Clause 4.1; plus

(iii)	the Propulsion Systems Reference Price as adjusted to the Delivery Date of such Aircraft in accordance with Clause 4.2; plus

(iv)
the aggregate of all increases or decreases to the Propulsion Systems Reference Price as agreed in any Specification Change Notice or part thereof applicable to the Propulsion Systems subsequent to the date of this Agreement as adjusted to the Delivery Date in accordance with Clause 4.2; plus

(v)	any other amount due by the Buyer to the Seller pursuant to this Agreement and/or any other written agreement between the Buyer and the Seller relating to the Aircraft.

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5.	PRICE REVISION

5.1	Seller Price Revision Formula
The Base Prices of the Airframe and of the SCNs relating to the Airframe are subject to revision up to and including the Delivery Date in accordance with the Seller Price Revision Formula.

5.2	Propulsion Systems Price Revision

5.2.1	The Propulsion Systems Reference Price is subject to revision up to and including the Delivery Date in accordance with the Propulsion Systems Price Revision Formula.

5.2.2
The Propulsion Systems Reference Price, the prices of any related equipment, the Propulsion Systems designation(s) and the Propulsion Systems Price Revision Formula are based on information received from the Propulsions Systems Manufacturer and are subject to amendment by the Propulsion Systems Manufacturer at any time prior to Delivery. If the Propulsion Systems Manufacturer makes any such amendment, the amendment shall be deemed to be incorporated into this Agreement and the Propulsion Systems Reference Price, the prices of the related equipment, the Propulsion Systems designation(s) and the Propulsion Systems Price Revision Formula shall be adjusted accordingly. The Seller agrees to notify the Buyer as soon as the Seller receives notice of any such amendment from the Propulsion Systems Manufacturer.

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6.	PAYMENT TERMS

6.1	Seller’s Account
The Buyer shall pay the Predelivery Payments, the Balance of the Final Price and any other amount due by the Buyer in immediately available funds in United States dollars to:

Beneficiary Name: AIRBUS SAS

account identification:	[…***…]
with:
[…***…]

or to such other account as may be designated by the Seller.

6.2	Commitment Fee
The Seller acknowledges that it has received from the Buyer a non-refundable commitment fee of […***…] for each Aircraft (the “Commitment Fee”). An amount equal to the Commitment Fee paid with respect to an Aircraft shall be credited without interest against the first Predelivery Payment for such Aircraft.

6.3	Predelivery Payments

6.3.1
Predelivery Payments are nonrefundable (although amounts equal to Predelivery Payments may be […***…] paid to the Buyer pursuant to […***…]) and shall be paid by the Buyer to the Seller for the Aircraft.

6.3.2	The Predelivery Payment Reference Price for an Aircraft to be delivered in calendar year T is determined in accordance with the following formula:
[…***…]

6.3.3	[…***…]

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Payment Date		Percentage of Predelivery Payment Reference Price
[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]
______________________________________________________
TOTAL PAYMENT PRIOR TO DELIVERY		[…***…]

In the event of the above schedule resulting in any Predelivery Payment falling due prior to the date of signature of the Agreement, such Predelivery Payments shall be made upon signature of this Agreement.

6.3.4	[…***…]. The Seller shall be under no obligation to segregate any Predelivery Payment, or any amount equal thereto, from the Seller’s funds generally.

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6.3.5	Specification Change Notice Predelivery Payments
[…***…]

(i)	[…***…]

(ii)	[…***…]

6.4	Payment of Balance of the Final Price of the Aircraft
Before the Delivery Date or concurrent with the Delivery of each Aircraft, the Buyer shall pay to the Seller the Final Price of such Aircraft less the amount of Predelivery Payments received for such Aircraft by the Seller (the “Balance of the Final Price”).

The Seller's receipt of the full amount of all Predelivery Payments and of the Balance of the Final Price of the Aircraft, including any amounts due under Clause 5.8, are a condition precedent to the Seller's obligation to deliver such Aircraft to the Buyer.

6.5	Taxes

6.5.1	[…***…]

6.5.2	[…***…]

6.5.3	[…***…]
“Taxes” means any present or future tax, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority or any political subdivision or taxing authority thereof or therein.

6.6	Application of Payments
[…***…]

6.7	Setoff Payments
[…***…]

6.8	Overdue Payments

6.8.1	[…***…]

6.8.2	[…***…]

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6.9	Proprietary Interest
Notwithstanding any provision of law to the contrary, the Buyer shall not, by virtue of anything contained in this Agreement (including, without limitation, any Commitment Fee or Predelivery Payments hereunder, or any designation or identification by the Seller of a particular aircraft as an Aircraft to which any of the provisions of this Agreement refers) acquire any proprietary, insurable or other interest whatsoever in any Aircraft before Delivery of and payment for such Aircraft, as provided in this Agreement.

6.10	Payment in Full
[…***…]

6.11	Other Charges
Unless expressly stipulated otherwise, any charges due under this Agreement other than those set out in Clauses 5.2, 5.3 and 5.8 shall be paid by the Buyer at the same time as payment of the Balance of the Final Price or, if invoiced after Delivery, within […***…].

6.12	Cross-Collateralisation

6.12.1	[…***…]

(i)	[…***…]

(ii)	[…***…]
[…***…]

6.12.2
In the event that the Seller applies any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft in satisfaction of the amount due and unpaid by the Buyer or its Affiliates or to compensate for losses and/or damages to the Seller or its Affiliates as a result of the Buyer’s or its Affiliates’ failure to make payment in a timely manner under this Agreement or any Other Agreement, then the Seller shall notify the Buyer to that effect. Within […***…] of issuance of such notification, the Buyer shall pay by wire transfer of funds immediately available to the Seller the amount of the Predelivery Payment that has been applied by the Seller as set forth above.

Failure of the Buyer to pay such amount in full, shall entitle the Seller to (i) collect interest on such unpaid amount in accordance with Clause 5.8.1 hereof from the […***…] following the Seller’s written request to the Buyer for such payment and (ii) treat such failure as an

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additional termination event for which the Seller shall be entitled to the remedies available under Clause 20.2 of the Agreement.

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7.	MANUFACTURE PROCEDURE - INSPECTION

7.1	Manufacture Procedures
The Airframe shall be manufactured in accordance with the relevant requirements of the laws of the jurisdiction of incorporation of the Seller or of its relevant Affiliate as enforced by the Aviation Authority of such jurisdiction.

7.2	Inspection

7.2.1
Subject to providing the Seller with certificates evidencing compliance with the insurance requirements set forth in Clause 19, the Buyer or its duly authorized representatives (the "Buyer's Inspector(s)") shall be entitled to inspect the manufacture of the Airframe and all materials and parts obtained by the Seller for the manufacture of the Airframe (each an “Inspection”) on the following terms and conditions;

(i)	any Inspection shall be conducted pursuant to the Seller’s system of inspection and procedures […***…], as developed under the supervision of the relevant Aviation Authority;

(ii)	the Buyer's Inspector(s) shall have access to such relevant technical data as is reasonably necessary for the purpose of the Inspection;

(iii)
any Inspection and any related discussions with the Seller and other relevant personnel by the Buyer's Inspector(s) shall be at reasonable times during business hours and shall take place in the presence of the relevant inspection department personnel of the Seller;

(iv)
the Inspections shall be performed in a manner not to unduly delay or hinder the manufacture or assembly of the Aircraft or the performance of this Agreement by the Seller or any other work in progress at the Manufacture Facilities […***…].

7.2.2	Location of Inspections
The Buyer's Inspector(s) shall be entitled to conduct any such Inspection at the relevant Manufacture Facility of the Seller or the Seller’s Affiliates and where possible at the Manufacture Facilities of the sub-contractors provided that if access to any part of the Manufacture Facilities where the Airframe manufacture is in progress or materials or parts are stored are restricted for security or confidentiality reasons, the Seller shall be allowed reasonable time to make the relevant items available elsewhere.

7.3	Seller's Service for Buyer's Inspector(s)

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For the purpose of the Inspections, and starting from a mutually agreed date until the Delivery Date, the Seller shall furnish without additional charge suitable space and office equipment (including “wifi” and scanner access) in or conveniently located with respect to the Delivery Location for the use of a reasonable number of Buyer's Inspector(s).

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8.	CERTIFICATION
Except as set forth in this Clause 7, the Seller shall not be required to obtain any certificate or approval with respect to the Aircraft.

8.1	Type Certification
The Aircraft has been type certificated under EASA procedures for certification in the transport category. The Seller has obtained an FAA type certificate (the "Type Certificate") to allow the issuance of the Export Certificate of Airworthiness.

8.2	Export Certificate of Airworthiness
Subject to the provisions of Clause 7.3, the Aircraft shall be delivered to the Buyer with an Export Certificate of Airworthiness ([…***…], and in a condition enabling the Buyer to obtain at the time of Delivery a Standard Airworthiness Certificate issued pursuant to Part 21 and Part 25 of the US Federal Aviation Regulations and a Certificate of Sanitary Construction issued by the U.S. Public Health Service of the Food and Drug Administration. However, the Seller shall have no obligation to make and shall not be responsible for any costs of alterations or modifications to such Aircraft to enable such Aircraft to meet FAA or U.S. Department of Transportation requirements for specific operation on the Buyer’s routes, whether before, at or after Delivery of any Aircraft.

If the FAA requires additional or modified data before the issuance of the Export Certificate of Airworthiness […***…], the Seller shall promptly provide such data or promptly implement the required modification to the data, in either case, […***…].

8.3	Specification Changes before Aircraft Ready for Delivery

8.3.1	[…***…]

8.3.2
The Seller shall as far as practicable, but at its sole discretion and without prejudice to Clause 7.3.3(ii), take into account the information available to it concerning any proposed law, rule or regulation or interpretation that could become a Change in Law, in order to minimize the costs of changes to the Specification as a result of such proposed law, regulation or interpretation becoming effective before the applicable Aircraft is Ready for Delivery.

8.3.3	[…***…]

(i)	[…***…]

(ii)	[…***…]

8.3.4	[…***…]

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8.4	Specification Changes after Aircraft Ready For Delivery
Nothing in Clause 7.3 shall require the Seller to make any changes or modifications to, or to make any payments or take any other action with respect to, any Aircraft that is Ready for Delivery before the compliance date of any law or regulation referred to in Clause 7.3. Any such changes or modifications made to an Aircraft after it is Ready for Delivery shall be […***…].

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9.	TECHNICAL ACCEPTANCE

9.1	Technical Acceptance Process

9.1.1
Prior to Delivery, the Aircraft shall undergo a technical acceptance process […***…] developed by the Seller […***…] (the "Technical Acceptance Process"). Successful completion of the Technical Acceptance Process shall demonstrate the satisfactory functioning of the Aircraft and shall be deemed to demonstrate compliance with the Specification. Should it be established that the Aircraft does not comply with the Technical Acceptance Process requirements, the Seller shall without hindrance from the Buyer be entitled to carry out any necessary changes and, as soon as practicable thereafter, resubmit the Aircraft to such further Technical Acceptance Process as is necessary to demonstrate the elimination of the non-compliance.

9.1.2	The Technical Acceptance Process shall:

(i)	commence on a date notified by the Seller to the Buyer by no less than […***…],

(ii)	take place at the Delivery Location,

(iii)	be carried out by the personnel of the Seller, and

(iv)	include a technical acceptance flight that shall not exceed […***…] (the “Technical Acceptance Flight”).

9.2	Buyer’s Attendance

9.2.1	The Buyer shall be entitled to attend […***…] the Technical Acceptance Process.

9.2.2	If the Buyer elects to attend the Technical Acceptance Process, the Buyer:

(i)	shall comply with the reasonable requirements of the Seller, with the intention of completing the Technical Acceptance Process within five (5) Business Days, and

(ii)
may have a maximum of four (4) of its representatives (no more than two (2) of whom shall have access to the cockpit at any one time) accompany the Seller’s representatives on the Technical Acceptance Flight, during which the Buyer’s representatives shall comply with the instructions of the Seller’s representatives.

9.2.3	If the Buyer does not attend or fails to cooperate in the Technical Acceptance Process, the Seller shall be entitled to complete the Technical Acceptance Process and upon successful

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completion thereof, the Buyer shall be deemed to have accepted that the Technical Acceptance Process has been satisfactorily completed, in all respects.

9.3	Certificate of Acceptance
Following successful completion of the Technical Acceptance Process, […***…], the Buyer shall, on or before the Delivery Date, sign and deliver to the Seller a certificate of acceptance in respect of the Aircraft in (a) the form set forth in Exhibit D-1, […***…] and (b) in the form set forth in Exhibit D-2, […***…] (the "Certificate of Acceptance").

9.4	Finality of Acceptance
The Buyer’s signature of the Certificate of Acceptance for the Aircraft shall constitute waiver by the Buyer of any right it may have, under the Uniform Commercial Code as adopted by the State of New York or otherwise, to revoke acceptance of the Aircraft for any reason, whether known or unknown to the Buyer at the time of acceptance.

9.5	Aircraft Utilization
The Seller shall, without payment or other liability, be entitled to use the Aircraft before Delivery as may be necessary to obtain the certificates required under Clause 7. Such use shall not relieve the Buyer of or otherwise in any manner affect its obligation to accept Delivery hereunder.

The Seller shall be authorized to use the Aircraft for […***…] for any other purpose without specific agreement of the Buyer; […***…].

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10.	DELIVERY

10.1	Delivery Schedule
Subject to […***…], the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following months (each a “Scheduled Delivery Month”):

Aircraft Rank	Schedule Delivery Month/Year	Type
1	[…***…]	A320 Aircraft
2	[…***…]	A320 Aircraft
3	[…***…]	A320 Aircraft
4	[…***…]	A320 Aircraft
5	[…***…]	A320 Aircraft
6	[…***…]	A320 Aircraft
7	[…***…]	A320 Aircraft
8	[…***…]	A320 Aircraft
9	[…***…]	A320 Aircraft
10	[…***…]	A320 Aircraft
11	[…***…]	A320 Aircraft
12	[…***…]	A320 Aircraft

The Seller shall give the Buyer at least thirty (30) days’ prior advance written notice of the anticipated date on which the Aircraft shall be Ready for Delivery. Such notice shall also include the starting date and the planned schedule of the Technical Acceptance Process. Thereafter the Seller shall notify the Buyer of any change to such dates.

10.2	Delivery Process

10.2.1
The Buyer shall send its representatives to the Delivery Location to take Delivery of such Aircraft […***…] after each Aircraft is Ready for Delivery […***…], and collect such Aircraft from the Delivery Location.

10.2.2
The Seller shall deliver and transfer title to the Aircraft to the Buyer free and clear of all encumbrances (except for any liens or encumbrances created by or on behalf of the Buyer) provided that the Balance of the Final Price of such Aircraft has been paid by the Buyer pursuant to Clause 5.4 and that the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller shall provide the Buyer with (a) a bill of sale in (i) the form set forth in Exhibit E-1, […***…] and (ii) in the form set forth in Exhibit E-2, […***…] (the “Bill of Sale”) and/or (b) such other documentation […***…] confirming transfer of title and receipt of the Final Price of the Aircraft as may reasonably be requested by the Buyer and (c) […***…], a warranty from Airbus S.A.S., in the form

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of Exhibit J (the “Airbus S.A.S. Warranty”). […***…] Title to, property in and risk of loss of or damage to the Aircraft shall pass to the Buyer contemporaneously with the delivery by the Seller to the Buyer of such Bill of Sale.

10.2.3	If, by the time specified in Clause 9.2.1, the Buyer fails to:

(i)	deliver the signed Certificate of Acceptance with respect to an Aircraft to the Seller, or

(ii)	pay the Balance of the Final Price of such Aircraft to the Seller and collect the Aircraft,

then the Buyer shall be deemed to have rejected Delivery wrongfully when the Aircraft was duly tendered to the Buyer hereunder. If such a deemed rejection arises, and in addition to the remedies of Clause 5.8.1, a) the Seller shall retain title to the Aircraft, and b) the Buyer shall indemnify and hold the Seller harmless against any and all […***…] resulting from the Buyer's wrongful rejection.

These rights of the Seller shall be in addition to the Seller’s other rights and remedies under this Agreement.

If the Buyer fails to collect the Aircraft as mentioned in Clause 9.2.1 above and without prejudice to the Seller’s other rights under this Agreement or at law, the provisions of Clause 9.2.3 (b) shall apply, […***…].

10.3	Flyaway

10.3.1	The Buyer and the Seller shall cooperate to obtain any licenses that may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

10.3.2
All expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery shall be borne by the Buyer. The Buyer shall make direct arrangements with the supplying companies for the fuel and oil required for all post-Delivery flights.

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11.	EXCUSABLE DELAY AND TOTAL LOSS
[…***…]

11.1	[…***…]

11.1.1	[…***…]

(i)	[…***…]

(ii)	[…***…]

(iii)	[…***…]

(iv)	[…***…]

11.2	[…***…]

11.2.1	[…***…]

11.2.2	[…***…]

11.2.3	[…***…]
[…***…]

11.3	[…***…]

11.4	[…***…]

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12.	INEXCUSABLE DELAY

12.1	[…***…]

12.2	[…***…]

12.3	[…***…]

12.4	[…***…]

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13.	WARRANTIES AND SERVICE LIFE POLICY
This Clause covers the terms and conditions of the warranty and service life policy for the Aircraft.

13.1	Standard Warranty

13.1.1	Nature of Warranty
For the purpose of this Agreement the term "Warranted Part" shall mean any Seller proprietary component, equipment, accessory or part, which is installed on an Aircraft at Delivery thereof and

(a)	which is manufactured to the detailed design of the Seller or a subcontractor of the Seller and

(b)	which bears a part number of the Seller at the time of such Delivery.
Subject to the conditions and limitations as hereinafter provided for and except as provided for in Clause 12.1.2, the Seller warrants to the Buyer that each Aircraft and each Warranted Part shall at Delivery to the Buyer be free from defects:

(i)	in material;

(ii)	in workmanship, including without limitation processes of manufacture;

(iii)	in design (including without limitation the selection of materials) having regard to the state of the art at the date of such design; and

(iv)
arising from failure to conform to the Specification, except to those portions of the Specification relating to performance or where it is expressly stated that they are estimates or approximations or design aims.

13.1.2	Exclusions
The warranties set forth in Clause 12.1.1 shall not apply to Buyer Furnished Equipment, nor to the Propulsion Systems, nor to any component, equipment, accessory or part installed on the Aircraft at Delivery that is not a Warranted Part except that:

(i)
any defect in the Seller's workmanship in respect of the installation of such items in the Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturers of such items, that invalidates any applicable warranty from such manufacturers, shall constitute a defect in workmanship for the

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purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1 (ii); and

(ii)
any defect inherent in the Seller's design of the installation, in consideration of the state of the art at the date of such design, which impairs the use of such items, shall constitute a defect in design for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1 (iii).

13.1.3	Warranty Period
The warranties set forth in Clauses 12.1.1 and 12.1.2 shall be limited to those defects that become apparent within […***…] after Delivery of the affected Aircraft (the “Warranty Period”).

13.1.4	Limitations of Warranty

13.1.4.1
The Buyer's remedy and the Seller's obligation and liability under Clauses 12.1.1 and 12.1.2 are limited to, at the Seller’s expense and option, the repair, replacement or correction of any Warranted Part which is defective (or to the supply of modification kits rectifying the defect), together with a credit to the Buyer's account with the Seller of an amount equal to […***…].

The Seller may alternatively furnish to the Buyer’s account with the Seller a credit equal to the price at which the Buyer is entitled to purchase a replacement for the defective Warranted Part.

13.1.4.2
In the event of a defect covered by Clauses 12.1.1 (iii), 12.1.1 (iv) and 12.1.2 (ii) becoming apparent within the Warranty Period, the Seller shall also, if so requested by the Buyer in writing, correct such defect in any Aircraft which has not yet been delivered to the Buyer, provided, however,

(i)
that the Seller shall not be responsible, nor be deemed to be in default on account of any delay in Delivery of any Aircraft or otherwise in respect of the performance of this Agreement, due to the Seller's undertaking to make such correction and provided further

(ii)
that, rather than accept a delay in the Delivery of any such Aircraft, the Buyer and the Seller may agree to deliver such Aircraft with subsequent correction of the defect by the Buyer at the Seller's expense, or the Buyer may elect to accept Delivery and thereafter file a Warranty Claim as though the defect had become apparent immediately after Delivery of such Aircraft.

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13.1.4.3	Cost of Inspection
In addition to the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2, the Seller shall reimburse the direct labor costs incurred by the Buyer in performing inspections of the Aircraft to determine whether or not a defect exists in any Warranted Part within the Warranty Period subject to the following conditions:

(i)	such inspections are recommended by a Seller Service Bulletin to be performed within the Warranty Period;

(ii)
the reimbursement shall not apply for any inspections performed as an alternative to accomplishing corrective action as recommended by the Seller when such corrective action has been made available to the Buyer and such corrective action could have reasonably been accomplished by the Buyer at the time such inspections are performed or earlier,

(iii)	the labor rate for the reimbursement shall be […***…], and

(iv)	the manhours used to determine such reimbursement shall not exceed the Seller's […***…] estimate of the manhours required for such inspections.

13.1.5	Warranty Claim Requirements
The Buyer’s remedy and the Seller’s obligation and liability under this Clause 12.1 with respect to any warranty claim submitted by the Buyer (each a “Warranty Claim”) are subject to the following conditions:

(i)	the defect having become apparent within the Warranty Period;

(ii)	the Buyer having filed a warranty claim within[…***…];

(iii)
the Buyer having submitted to the Seller evidence reasonably satisfactory to the Seller that the claimed defect is due to a matter embraced within this Clause 12.1 and that such defect has not resulted from any act or omission of the Buyer, including but not limited to, any failure to operate and maintain the affected Aircraft or part thereof in accordance with the standards set forth in Clause 12.1.10 or from any act or omission of any third party;

(iv)	the Seller having received a Warranty Claim complying with the provisions of Clause 12.1.6 below.

13.1.6	Warranty Administration

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The warranties set forth in Clause 12.1 shall be administered as hereinafter provided for:

13.1.6.1	Claim Determination
Determination as to whether any claimed defect in any Warranted Part is a valid Warranty Claim shall be made by the Seller and shall be based upon the claim details, reports from the Seller's Representatives, historical data logs, inspections, tests, findings during repair, defect analysis and other relevant documents.

13.1.6.2	Transportation Costs
The cost of transporting a Warranted Part claimed to be defective to the facilities designated by the Seller and for the return therefrom of a repaired or replaced Warranted Part shall be borne by the Buyer.

13.1.6.3	Return of an Aircraft
If the Buyer and the Seller mutually agree, prior to such return, that it is necessary to return an Aircraft to the Seller for consideration of a Warranty Claim, […***…]. The Buyer shall make reasonable efforts to minimize the duration of the corresponding flights.

13.1.6.4	On Aircraft Work by the Seller
If the Seller determines that a defect subject to this Clause 12.1 justifies the dispatch by the Seller of a working team to repair or correct such defect through the embodiment of one or several Seller's Service Bulletins at the Buyer's facilities, or if the Seller accepts the return of an Aircraft to perform or have performed such repair or correction, then the labor costs for such on-Aircraft work shall be borne by the Seller.

The condition which has to be fulfilled for on-Aircraft work by the Seller is that, in the opinion of the Seller, the work necessitates the technical expertise of the Seller as manufacturer of the Aircraft.

If said condition is fulfilled and if the Seller is requested to perform the work, the Seller and the Buyer shall agree on a schedule and place for the work to be performed.

13.1.6.5	Warranty Claim Substantiation
Each Warranty Claim filed by the Buyer under this Clause 12.1 shall contain at least the following data:

(a)	description of defect and action taken, if any,

(b)	date of incident and/or removal date,

(c)	description of Warranted Part claimed to be defective,

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(d)	part number,

(e)	serial number (if applicable),

(f)	position on Aircraft,

(g)	total flying hours or calendar time, as applicable, at the date of defect appearance,

(h)	time since last shop visit at the date of defect appearance,

(i)	Manufacturer Serial Number of the Aircraft and/or its registration,

(j)	Aircraft total flying hours and/or number of landings at the date of defect appearance,

(k)	Warranty Claim number,

(l)	date of Warranty Claim,

(m)	Delivery Date of Aircraft or Warranted Part to the Buyer,
Warranty Claims are to be addressed as follows:

AIRBUS
CUSTOMER SERVICES DIRECTORATE
WARRANTY ADMINISTRATION
Rond Point Maurice Bellonte
B.P. 33
F 31707 BLAGNAC CEDEX
FRANCE

13.1.6.6	Replacements
Title to and risk of loss of any Aircraft, component, accessory, equipment or part returned by the Buyer to the Seller shall at all times remain with the Buyer, except that:

(i)
when the Seller has possession of a returned Aircraft, component, accessory, equipment or part to which the Buyer has title, the Seller shall have such responsibility therefor as is chargeable by law to a bailee for hire, but the Seller shall not be liable for loss of use, and;

(ii)
title to and risk of loss of a returned component, accessory, equipment or part shall pass to the Seller upon shipment by the Seller to the Buyer of any item furnished by the Seller to the Buyer as a replacement therefor.

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Upon the Seller's shipment to the Buyer of any replacement component, accessory, equipment or part provided by the Seller pursuant to this Clause 12.1, title to and risk of loss of such replacement component, accessory, equipment or part shall pass to the Buyer.

Replaced components, equipment, accessories or parts will become the Seller's property.

13.1.6.7	Rejection
The Seller shall provide reasonable written substantiation in case of Seller’s rejection of a Warranty Claim. In such event the Buyer shall refund to the Seller reasonable inspection and test charges incurred in connection therewith.
[…***…]

13.1.6.8	Inspection
The Seller shall have the right to inspect the affected Aircraft, documents and other records relating thereto in the event of any Warranty Claim under this Clause 12.1. […***…]

13.1.7	Inhouse Warranty

13.1.7.1	Seller's Authorization
The Seller hereby authorizes the Buyer to repair Warranted Parts (“Inhouse Warranty”) subject to the terms of this Clause 12.1.7.

13.1.7.2	Conditions for Seller's Authorization
The Buyer shall be entitled to repair such Warranted Parts:
- provided the Buyer notifies the Seller Representative of its intention to perform Inhouse Warranty repairs before any such repairs are started where the estimated cost of such repair is in excess of […***…]. The Buyer’s notification shall include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate. The Seller agrees to use all reasonable efforts to ensure a prompt response and shall not unreasonably withhold authorization;

- provided adequate facilities and qualified personnel are available to the Buyer;

- provided repairs are performed in accordance with the Seller's Technical Data or written instructions; and

- only to the extent specified by the Seller, or, in the absence of such specification, to the extent reasonably necessary to correct the defect, in accordance with the standards set forth in Clause 12.1.10.

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13.1.7.3	Seller's Rights
The Seller shall have the right to require the return of any Warranted Part, or any part removed therefrom, which is claimed to be defective if, in the judgment of the Seller, the nature of the claimed defect requires technical investigation. Such return shall be subject to the provisions of Clause 12.1.6.2. Furthermore, the Seller shall have the right to have a Seller Representative present during the disassembly, inspection and testing of any Warranted Part claimed to be defective, subject to such presence being practical and not unduly delaying the repair.

13.1.7.4	Inhouse Warranty Claim Substantiation
Claims for Inhouse Warranty credit shall be filed within the time period set forth in Clause 12.1.5 (ii) and shall contain the same information as that required for Warranty Claims under Clause 12.1.6.5 and in addition shall include:

(a)	a report of technical findings with respect to the defect,

(b)	for parts required to remedy the defect:
- part numbers,
- serial numbers (if applicable),
- parts description,
- quantity of parts,
- unit price of parts,
- related Seller's or third party's invoices (if applicable),
- total price of parts,

(c)	detailed number of labor hours,

(d)	Inhouse Warranty Labor Rate,

(e)	total claim value.

13.1.7.5	Credit
The Buyer's sole remedy and the Seller’s sole obligation and liability with respect to Inhouse Warranty Claims shall be the credit to the Buyer’s account of an amount equal to the mutually agreed, reasonable direct labor costs expended in performing the repair of a Warranted Part and to the direct costs of materials incorporated in said repair, determined as set forth below:

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(a)
to determine direct labor costs, only manhours spent on removal from the Aircraft, disassembly, inspection, repair, reassembly, final inspection and test of the Warranted Part and reinstallation thereof on the Aircraft shall be counted. Any manhours required for maintenance work concurrently being carried out on the Aircraft or the Warranted Part shall not be included.

(b)
The manhours counted as set forth above shall be multiplied by an agreed labor rate of […***…], e.c. 2016 (“Inhouse Warranty Labour Rate”), which is deemed to represent the Buyer’s composite labor rate meaning the average hourly rate (excluding all fringe benefits, premium time allowances, social security charges, business taxes and the like) paid to the Buyer’s employees whose jobs are directly related to the performance of the repair.

The Inhouse Warranty Labor Rate is subject to annual adjustment by multiplication by the ratio ECIn/ECIb. For the purposes of this Clause 12.1.7.5 only, ECIn shall be equal to the Labor Index, ECI336411W, defined in the Seller Price Revision Formula set forth in Exhibit C to the Agreement.

(c)	Direct material costs are determined by the prices at which the Buyer acquired such material, excluding any parts and materials used for overhaul and as may be furnished by the Seller at no charge.

13.1.7.6	Limitation
The Buyer shall in no event be credited for repair costs (including labor and material) for any Warranted Part in excess of […***…] of the Seller’s current catalogue price for a replacement of such defective Warranted Part.

13.1.7.7	Scrapped Material
The Buyer shall retain any defective Warranted Part beyond economic repair and any defective part removed from a Warranted Part during repair for a period of either […***…] after the date of completion of the repair or […***…] after submission of a claim for Inhouse Warranty credit relating thereto, whichever is longer. Such parts shall be returned to the Seller within […***…] of receipt of the Seller's request to that effect […***…].

Notwithstanding the foregoing, the Buyer may scrap any such defective parts, which are beyond economic repair and not required for technical evaluation locally, with the agreement of the Seller Representative(s).

Scrapped Warranted Parts shall be evidenced by a record of scrapped material certified by an authorized representative of the Buyer and shall be kept in the Buyer’s file for a least the duration of the applicable Warranty Period.

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13.1.8	Standard Warranty in case of Pooling or Leasing Arrangements
Without prejudice to Clause 21.1, the warranties provided for in this Clause 12.1 for any Warranted Part shall accrue to the benefit of any airline in revenue service, other than the Buyer, if the Warranted Part enters into the possession of any such airline as a result of a pooling or leasing agreement between such airline and the Buyer, in accordance with the terms and subject to the limitations and exclusions of the foregoing warranties and to the extent permitted by any applicable law or regulations.

13.1.9	Warranty for Corrected, Replaced or Repaired Warranted Parts
Whenever any Warranted Part, which contains a defect for which the Seller is liable under Clause 12.1, has been corrected, replaced or repaired pursuant to the terms of this Clause 12.1, the period of the Seller's warranty with respect to such corrected, repaired or replacement Warranted Part, whichever the case may be, shall be the remaining portion of the original warranty […***…].

If a defect is attributable to a defective repair or replacement by the Buyer […***…], a Warranty Claim with respect to such defect shall be rejected, notwithstanding any subsequent correction or repair, and shall immediately terminate the remaining warranties under this Clause 12.1 in respect of the affected Warranted Part.

13.1.10	Accepted Industry Standard Practices Normal Wear and Tear
The Buyer's rights under this Clause 12.1 are subject to the Aircraft and each component, equipment, accessory and part thereof being maintained, overhauled, repaired and operated in accordance with accepted industry standard practices, all Technical Data and any other instructions issued by the Seller, the Suppliers and the Propulsion Systems Manufacturer and all applicable rules, regulations and directives of the relevant Aviation Authorities.

The Seller's liability under this Clause 12.1 shall not extend to normal wear and tear nor to:

(i)
any Aircraft or component, equipment, accessory or part thereof, which has been repaired, altered or modified after Delivery, except by the Seller or its Affiliates or in a manner approved by the Seller;

(ii)	any Aircraft or component, equipment, accessory or part thereof, which has been operated in a damaged state;

(iii)	any component, equipment, accessory and part from which the trademark, name, part or serial number or other identification marks have been removed.

13.1.11	DISCLAIMER OF SELLER LIABILITY

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THE SELLER SHALL NOT BE LIABLE FOR, AND THE BUYER SHALL INDEMNIFY THE SELLER AGAINST, THE CLAIMS OF ANY THIRD PARTIES FOR LOSSES DUE TO ANY DEFECT, NONCONFORMANCE OR PROBLEM OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH ANY REPAIR OF WARRANTED PARTS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12.1 OR ANY OTHER ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12, WHETHER SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR OMISSIONS OF THE BUYER.

13.2	Seller Service Life Policy

13.2.1
In addition to the warranties set forth in Clause 12.1, the Seller further agrees that should a Failure occur in any Item (as these terms are defined hereinbelow) that has not suffered from an extrinsic force, then, subject to the general conditions and limitations set forth in Clause 12.2.4, the provisions of this Clause 12.2 shall apply.

For the purposes of this Clause 12.2:

(i)	"Item" means any item listed in Exhibit “F”;

(ii)	"Failure" means a breakage or defect that can reasonably be expected to occur on a fleetwide basis and which materially impairs the utility of the Item.

13.2.2	Periods and Seller's Undertakings
Subject to the general conditions and limitations set forth in Clause 12.2.4, the Seller agrees that if a Failure occurs in an Item before the Aircraft in which such Item was originally installed has completed […***…] after the Delivery of said Aircraft, whichever shall first occur, the Seller shall, at its discretion and as promptly as practicable and with the Seller's financial participation as hereinafter provided, either :
- design and furnish to the Buyer a correction for such Item with a Failure and provide any parts required for such correction (including Seller designed standard parts but excluding industry standard parts), or

- replace such Item.

13.2.3	Seller's Participation in the Costs
Subject to the general conditions and limitations set forth in Clause 12.2.4, any part or Item that the Seller is required to furnish to the Buyer under this Service Life Policy in connection with the correction or replacement of an Item shall be furnished to the Buyer at the Seller’s

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then current sales price therefore, less the Seller's financial participation determined in accordance with the following formula:

[…***…]

(i)	[…***…]

(ii)	[…***…]

(iii)	[…***…]

13.2.4	General Conditions and Limitations

13.2.4.1	The undertakings set forth in this Clause 12.2 shall be valid after the period of the Seller's warranty applicable to an Item under Clause 12.1.

13.2.4.2	The Buyer's remedies and the Seller's obligations and liabilities under this Service Life Policy are subject to the prior compliance by the Buyer with the following conditions:

(i)
the Buyer shall maintain log books and other historical records (including in an electronic format) with respect to each Item, adequate to enable the Seller to determine whether the alleged Failure is covered by this Service Life Policy and, if so, to define the portion of the costs to be borne by the Seller in accordance with Clause 12.2.3;

(ii)	the Buyer shall keep the Seller informed of any significant incidents relating to an Aircraft, howsoever occurring or recorded;

(iii)	the Buyer shall comply with the conditions of Clause 12.1.10;

(iv)
the Buyer shall implement specific structural inspection programs for monitoring purposes as may be established from time to time by the Seller. Such programs shall be as compatible as possible with the Buyer's operational requirements and shall be carried out at the Buyer's expense. Reports relating thereto shall be regularly furnished to the Seller;

(v)
the Buyer shall report any breakage or defect in an Item in writing to the Seller within sixty (60) days after such breakage or defect becomes apparent, whether or not said breakage or defect can reasonably be expected to occur in any other aircraft, and the Buyer shall have provided to the Seller sufficient detail on the breakage or defect to enable the Seller to determine whether said breakage or defect is subject to this Service Life Policy.

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13.2.4.3
Except as otherwise provided for in this Clause 12.2, any claim under this Service Life Policy shall be administered as provided for in, and shall be subject to the terms and conditions of, Clause 12.1.6.

13.2.4.4
In the event of the Seller having issued a modification applicable to an Aircraft, the purpose of which is to avoid a Failure, the Seller may elect to supply the necessary modification kit free of charge or under a pro rata formula established by the Seller […***…]. If such a kit is so offered to the Buyer, then, to the extent of such Failure and any Failures that could ensue therefrom, the validity of the Seller's commitment under this Clause 12.2 shall be subject to the Buyer incorporating such modification in the relevant Aircraft, as promulgated by the Seller and in accordance with the Seller's instructions, within a reasonable time.

13.2.4.5
THIS SERVICE LIFE POLICY IS NEITHER A WARRANTY, PERFORMANCE GUARANTEE, NOR AN AGREEMENT TO MODIFY ANY AIRCRAFT OR AIRFRAME COMPONENTS TO CONFORM TO NEW DEVELOPMENTS OCCURRING IN THE STATE OF AIRFRAME DESIGN AND MANUFACTURING ART. THE SELLER'S OBLIGATION UNDER THIS CLAUSE 12.2 IS TO FURNISH ONLY THOSE CORRECTIONS TO THE ITEMS OR PROVIDE REPLACEMENTS THEREFOR AS PROVIDED FOR IN THIS CLAUSE 12.2. THE BUYER'S SOLE REMEDY AND RELIEF FOR THE NON-PERFORMANCE OF ANY OBLIGATION OR LIABILITY OF THE SELLER ARISING UNDER OR BY VIRTUE OF THIS SERVICE LIFE POLICY WILL BE A CREDIT FOR GOODS AND SERVICES (NOT INCLUDING AIRCRAFT), LIMITED TO THE AMOUNT THE BUYER REASONABLY EXPENDS IN PROCURING A CORRECTION OR REPLACEMENT FOR ANY ITEM THAT IS THE SUBJECT OF A FAILURE COVERED BY THIS SERVICE LIFE POLICY AND TO WHICH SUCH NON-PERFORMANCE IS RELATED, LESS THE AMOUNT THAT THE BUYER OTHERWISE WOULD HAVE BEEN REQUIRED TO PAY UNDER THIS CLAUSE 12.2 IN RESPECT OF SUCH CORRECTED OR REPLACEMENT ITEM. WITHOUT LIMITING THE EXCLUSIVITY OF WARRANTIES AND GENERAL LIMITATIONS OF LIABILITY PROVISIONS SET FORTH IN CLAUSE 12.5, THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL CLAIMS TO ANY FURTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES, ARISING UNDER OR BY VIRTUE OF THIS SERVICE LIFE POLICY.

13.3	Supplier Warranties and Service Life Policies

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Prior to or at Delivery of the first Aircraft, the Seller shall provide the Buyer, in accordance with the provisions of Clause 17, with the warranties and, where applicable, service life policies that the Seller has obtained for Supplier Parts pursuant to the Supplier Product Support Agreements.

13.3.1	Definitions

13.3.1.1	“Supplier” means any supplier of Supplier Parts.

13.3.1.2
“Supplier Part” means any component, equipment, accessory or part installed in an Aircraft at the time of Delivery thereof and for which there exists a Supplier Product Support Agreement. For the sake of clarity, Propulsion Systems and Buyer Furnished Equipment and other equipment selected by the Buyer to be supplied by suppliers with whom the Seller has no existing enforceable warranty agreements are not Supplier Parts.

13.3.1.3
“Supplier Product Support Agreements” means agreements between the Seller and Suppliers, as described in Clause 17.1.2, containing enforceable and transferable warranties and, in the case of landing gear suppliers, service life policies for selected structural landing gear elements.

13.3.2	Supplier's Default

13.3.2.1	[…***…]

13.3.2.2	[…***…]

13.3.2.3	[…***…]

13.4	Interface Commitment

13.4.1	Interface Problem
If the Buyer experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Buyer but which the Buyer reasonably believes to be attributable to the design characteristics of one or more components of the Aircraft ("Interface Problem"), the Seller shall, if so requested by the Buyer, and without additional charge to the Buyer except for transportation of the Seller's or its designee’s personnel to the Buyer's facilities, promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be feasible. The Buyer shall furnish to the Seller all data and

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information in the Buyer's possession relevant to the Interface Problem and shall cooperate with the Seller in the conduct of the Seller's investigations and such tests as may be required.

At the conclusion of such investigation, the Seller shall promptly advise the Buyer in writing of the Seller's opinion as to the cause or causes of the Interface Problem and the Seller's recommendations as to corrective action.

13.4.2	Seller's Responsibility
If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller shall, if so requested by the Buyer and pursuant to the terms and conditions of Clause 12.1, correct the design of such Warranted Part to the extent of the Seller's obligation as defined in Clause 12.1.

13.4.3	Supplier's Responsibility
If the Seller determines that the Interface Problem is primarily attributable to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, reasonably assist the Buyer in processing any warranty claim the Buyer may have against the Supplier.

13.4.4	Joint Responsibility
If the Seller determines that the Interface Problem is attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, seek a solution to the Interface Problem through cooperative efforts of the Seller and any Supplier involved.

The Seller shall promptly advise the Buyer of such corrective action as may be proposed by the Seller and any such Supplier. Such proposal shall be consistent with any then existing obligations of the Seller hereunder and of any such Supplier towards the Buyer. Such corrective action shall constitute full satisfaction of any claim the Buyer may have against either the Seller or any such Supplier with respect to such Interface Problem.

13.4.5	General

13.4.5.1	All requests under this Clause 12.4 shall be directed to both the Seller and the affected Supplier.

13.4.5.2	Except as specifically set forth in this Clause 12.4, this Clause shall not be deemed to impose on the Seller any obligations not expressly set forth elsewhere in this Agreement.

13.4.5.3
All reports, recommendations, data and other documents furnished by the Seller to the Buyer pursuant to this Clause 12.4 shall be deemed to be delivered under this Agreement and shall be subject to the terms, covenants and conditions set forth in this Clause 12.

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13.5	[…***…]

13.6	Duplicate Remedies
The remedies provided to the Buyer under Clause 12.1 and Clause 12.2 as to any defect in respect of the Aircraft or any part thereof are mutually exclusive and not cumulative. The Buyer will be entitled to the remedy that provides the maximum benefit to it, as the Buyer may elect, pursuant to the terms and conditions of this Clause 12 for any particular defect for which remedies are provided under this Clause 12; provided, however, that the Buyer will not be entitled to elect a remedy under both Clause 12.1 and Clause 12.2 for the same defect. The Buyer's rights and remedies herein for the nonperformance of any obligations or liabilities of the Seller arising under these warranties will be in monetary damages limited to the amount the Buyer expends in procuring a correction or replacement for any covered part subject to a defect or nonperformance covered by this Clause 12, and the Buyer will not have any right to require specific performance by the Seller.

13.7	Negotiated Agreement
The Buyer specifically recognizes that:

(i)
the Specification has been agreed upon after careful consideration by the Buyer using its judgment as a professional operator of aircraft used in public transportation and as such is a professional within the same industry as the Seller;

(ii)	this Agreement, and in particular this Clause 12, has been the subject of discussion and negotiation and is fully understood by the Buyer; and

(iii)
the price of the Aircraft and the other mutual agreements of the Buyer set forth in this Agreement were arrived at in consideration of, inter alia, the provisions of this Clause 12, specifically including the waiver, release and renunciation by the Buyer set forth in Clause 12.5.

13.8	Disclosure to Third Party Entity
In the event of the Buyer intending to designate a third party entity (a “Third Party Entity”) to administrate this Clause 12, the Buyer shall notify the Seller of such intention prior to any disclosure of this Clause to the selected Third Party Entity and shall cause such Third Party Entity to enter into a confidentiality agreement and or any other relevant documentation with the Seller solely for the purpose of administrating this Clause 12.

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13.9	Transferability
Without prejudice to Clause 21.1, the Buyer's rights under this Clause 12 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller's prior written consent, which shall not be unreasonably withheld.

Any transfer in violation of this Clause 12.9 shall, as to the particular Aircraft involved, void the rights and warranties of the Buyer under this Clause 12 and any and all other warranties that might arise under or be implied in law.

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14.	PATENT AND COPYRIGHT INDEMNITY

14.1	Indemnity

14.1.1	[…***…]

(i)	[…***…]

(ii)	[…***…]

(iii)	[…***…]

14.1.2	[…***…]

(i)	[…***…]

(ii)	[…***…]

14.1.3	[…***…]

(i)	[…***…]

(ii)	[…***…]

14.2	Administration of Patent and Copyright Indemnity Claims

14.2.1	If the Buyer receives a written claim or a suit is threatened or commenced against the Buyer for infringement of a patent or copyright referred to in Clause 13.1, the Buyer shall:

(i)	forthwith notify the Seller giving particulars thereof;

(ii)	furnish to the Seller all data, papers and records within the Buyer's control or possession relating to such patent or claim;

(iii)
refrain from admitting any liability or making any payment or assuming any expenses, damages, costs or royalties or otherwise acting in a manner prejudicial to the defense or denial of such suit or claim provided always that nothing in this sub-Clause (iii) shall prevent the Buyer from paying such sums as may be required in order to obtain the release of the Aircraft, provided such payment is accompanied by a denial of liability and is made without prejudice;

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(iv)	fully co-operate with, and render all such assistance to, the Seller as may be pertinent to the defense or denial of the suit or claim […***…];

(v)	act in such a way as to mitigate damages, costs and expenses and/or reduce the amount of royalties which may be payable […***…].

14.2.2
The Seller shall be entitled either in its own name or on behalf of the Buyer to conduct negotiations with the party or parties alleging infringement and may assume and conduct the defense or settlement of any suit or claim in the manner which, in the Seller's opinion, it deems proper.

14.2.3
Buyer shall strictly and timely comply with the terms of this Clause and […***…]. Seller’s liability hereunder is in lieu of any other liability to the Buyer express or implied which the Seller might incur at law as a result of any infringement or claim of infringement of any patent or copyright.

[…***…]
15.

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16.	TECHNICAL DATA AND SOFTWARE SERVICES

16.1	Scope
This Clause 14 covers the terms and conditions for the supply of technical data (hereinafter “Technical Data”) and software services described hereunder (hereinafter “Software Services”) to support the Aircraft operation.

16.1.1	The Technical Data shall be supplied in the English language using the aeronautical terminology in common use.

16.1.2	Range, type, format and delivery schedule of the Technical Data to be provided under this Agreement are outlined in Exhibit G hereto.

16.2	Aircraft Identification for Technical Data

16.2.1
For those Technical Data that are customized to the Aircraft, the Buyer agrees to the allocation of fleet serial numbers (“Fleet Serial Numbers”) in the form of block of numbers selected in the range from 001 to 999.

16.2.2	The sequence shall not be interrupted unless two (2) different Propulsion Systems or two (2) different models of Aircraft are selected.

16.2.3
The Buyer shall indicate to the Seller the Fleet Serial Number allocated to each Aircraft corresponding to the delivery schedule set forth in Clause 9.1 no later than twelve (12) months before the Scheduled Delivery Month of the first Aircraft. Neither the designation of such Fleet Serial Numbers nor the subsequent allocation of the Fleet Serial Numbers to Manufacturer Serial Numbers for the purpose of producing certain customized Technical Data shall constitute any property, insurable or other interest of the Buyer in any Aircraft prior to the Delivery of such Aircraft as provided for in this Agreement.

The customized Technical Data that are affected thereby are the following:

- Aircraft Maintenance Manual,
- Illustrated Parts Catalogue,
- Trouble Shooting Manual,
- Aircraft Wiring Manual,
- Aircraft Schematics Manual,
- Aircraft Wiring Lists.

16.3	Integration of Equipment Data

16.3.1	Supplier Equipment

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Information, including revisions, relating to Supplier equipment that is installed on the Aircraft at Delivery, or through Airbus Service Bulletins thereafter, shall be introduced into the customized Technical Data to the extent necessary for understanding of the affected systems, at no additional charge to the Buyer.

16.3.2	Buyer Furnished Equipment

16.3.2.1
The Seller shall introduce Buyer Furnished Equipment data for Buyer Furnished Equipment that is installed on the Aircraft by the Seller (hereinafter “BFE Data”) into the customized Technical Data […***…] for the initial issue of the Technical Data provided at or before Delivery of the first Aircraft, provided such BFE Data is provided in accordance with the conditions set forth in Clauses 14.3.2.2 through 14.3.2.6.

16.3.2.2	The Buyer shall supply, or shall cause the BFE Supplier(s) to supply on its behalf, BFE Data to the Seller at least […***…] prior to the Scheduled Delivery Month of the first Aircraft.

16.3.2.3
The BFE Data shall be supplied in English and shall be established in compliance with the then applicable revision of ATA iSpecification 2200 (iSpec 2200), Information Standards for Aviation Maintenance.

16.3.2.4	The BFE Data shall be delivered in digital format and/or in Portable Document Format (PDF), as agreed between the Buyer and the Seller.

16.3.2.5	All costs related to the delivery to the Seller of the applicable BFE Data shall be borne by the Buyer.

16.4	Supply

16.4.1	Technical Data shall be supplied on-line and/or off-line, as set forth in Exhibit G hereto.

16.4.2	The Buyer shall […***…] for any unused or only partially used Technical Data supplied pursuant to this Clause 14.

16.4.3	Delivery

16.4.3.1	For Technical Data provided off-line, such Technical Data and corresponding revisions shall be sent to up to two (2) addresses as indicated by the Buyer.

16.4.3.2
Technical Data provided off-line shall be delivered by the Seller at the Buyer’s named place of destination under DAP conditions. The term Delivered At Place (DAP) is defined in the Incoterms 2010 publication issued by the International Chamber of Commerce.

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16.4.3.3
The Technical Data shall be delivered according to a mutually agreed schedule to correspond with the Deliveries of Aircraft. The Buyer shall provide no less than […***…] notice when requesting a change to such delivery schedule.

16.4.4
It shall be the responsibility of the Buyer to coordinate and satisfy local Aviation Authorities' requirements with respect to Technical Data. Reasonable quantities of such Technical Data shall be supplied by the Seller at no charge to the Buyer at the Buyer’s named place of destination.

Notwithstanding the foregoing, and in agreement with the relevant Aviation Authorities, preference shall be given to the on-line access to such Buyer’s Technical Data through the Airbus customer portal “AirbusWorld”.

16.5	Revision Service
For each firmly ordered Aircraft covered under this Agreement, revision service for the Technical Data shall be provided on a free of charge basis for a period of […***…] after Delivery of such Aircraft (each a “Revision Service Period”).

Thereafter revision service shall be provided in accordance with the terms and conditions set forth in the Seller’s then current Customer Services Catalog.

16.6	Service Bulletins (SB) Incorporation
During any Revision Service Period and upon the Buyer’s request, Seller Service Bulletin information shall be incorporated into the Technical Data, provided that the Buyer notifies the Seller through the relevant AirbusWorld on-line Service Bulletin Reporting application that it intends to accomplish such Service Bulletin, after which post Service Bulletin status shall be shown.

16.7	Technical Data Familiarization
Upon request by the Buyer, the Seller shall provide up to […***…] of Technical Data familiarization training, the location of such training to be mutually agreed by the parties between the Seller’s or the Buyer’s facilities. The basic familiarization course is tailored for maintenance and engineering personnel.

16.8	Customer Originated Changes (COC)
If the Buyer wishes to introduce Buyer originated data, including BFE Data after the initial issue of the Technical Data, (hereinafter “COC Data”) into any of the customized Technical Data that are identified as eligible for such incorporation in the Seller’s then current Customer Services Catalog, the Buyer shall notify the Seller of such intention.

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The incorporation of any COC Data shall be performed under the methods and tools for achieving such introduction and the conditions specified in the Seller’s then current Customer Services Catalog.

16.9	AirN@v Family products

16.9.1	The Technical Data listed herebelow are provided on DVD and include integrated software (hereinafter together referred to as “AirN@v Family”).

16.9.2	The AirN@v Family covers several Technical Data domains, reflected by the following AirN@v Family products:
- AirN@v / Maintenance,
- AirN@v / Planning,
- AirN@v / Repair,
- AirN@v / Workshop,
- AirN@v / Associated Data,
- AirN@v / Engineering.

16.9.3	The licensing conditions for the use of AirN@v Family integrated software are set forth in the End-User License Agreement for Airbus Software.

16.9.4
The revision service and the license to use AirN@v Family products shall be granted […***…]. At the end of […***…], the yearly revision service for AirN@v Family products and the associated license fee shall be provided to the Buyer under the commercial conditions set forth in the Seller’s then current Customer Services Catalog.

16.10	On-Line Technical Data

16.10.1	The Technical Data provided on-line shall be made available to the Buyer through the Airbus customer portal AirbusWorld (“AirbusWorld”).

16.10.2	Access to AirbusWorld shall be subject to the “General Terms and Conditions of Access to and Use of AirbusWorld”, executed between by the Buyer and AACS and dated July 5, 2012 (hereinafter the “GTC”).

16.10.3	The list of the Technical Data provided on-line may be extended from time to time.
For any Technical Data which is or becomes available on-line, the Seller reserves the right to eliminate other formats for the concerned Technical Data.

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16.10.4	Access to AirbusWorld shall be granted […***…] for the Technical Data related to the Aircraft which shall be operated by the Buyer.

16.10.5	For the sake of clarification, it is hereby specified that Technical Data accessed through AirbusWorld shall remain subject to the conditions of this Clause 14.

In addition, should AirbusWorld provide access to Technical Data in software format, the use of such software shall be subject to the conditions of the End-User License Agreement for Airbus Software.

16.11	Waiver, Release and Renunciation
The Seller warrants that the Technical Data are prepared in accordance with the state of art at the date of their development. Should any Technical Data prepared by the Seller contain a non-conformity or defect, the sole and exclusive liability of the Seller shall be to take all reasonable and proper steps to correct such Technical Data. Irrespective of any other provisions herein, no warranties of any kind shall be given for the Customer Originated Changes, as set forth in Clause 14.8.

[…***…]

16.12	Proprietary Rights

16.12.1	All proprietary rights relating to Technical Data, including but not limited to patent, design and copyrights, shall remain with the Seller and/or its Affiliates, as the case may be.
These proprietary rights shall also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

16.12.2
Whenever this Agreement and/or any Technical Data provides for manufacturing by the Buyer, the consent given by the Seller shall not be construed as any express or implicit endorsement or approval whatsoever of the Buyer or of the manufactured products. The supply of the Technical Data shall not be construed as any further right for the Buyer to design or manufacture any aircraft or part thereof or any spare part.

16.13	Performance Engineer's Program

16.13.1
In addition to the Technical Data provided under Clause 14, the Seller shall provide to the Buyer Software Services, which shall consist of the Performance Engineer's Programs (“PEP”) for the Aircraft type covered under this Agreement. Such PEP is composed of software components and databases, and its use is subject to the license conditions set forth in the End-User License Agreement for Airbus Software.

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16.13.2
Use of the PEP shall be limited to […***…] for the purpose of computing performance engineering data. The PEP is intended for use on ground only and shall not be placed or installed on board the Aircraft.

16.13.3	The license to use the PEP and the revision service shall be provided […***…].

16.13.4	At the end of such PEP Revision Service Period, the PEP shall be provided to the Buyer at the standard commercial conditions set forth in the Seller’s then current Customer Services Catalog.

16.14	Future Developments
The Seller continuously monitors technological developments and applies them to Technical Data, document and information systems’ functionalities, production and methods of transmission.

The Seller shall implement and the Buyer shall accept such new developments, it being understood that the Buyer shall be informed in due time by the Seller of such new developments and their application and of the date by which the same shall be implemented by the Seller.

16.15	Confidentiality

16.15.1
This Clause, the Technical Data, the Software Services and their contents shall be treated by Buyer (including its employees, agents and advisors) as strictly confidential. All such Technical Data and Software Services are provided to the Buyer for the sole use of the Buyer who undertakes not to disclose the contents thereof, in whole or in part, to any third party without the prior written consent of the Seller, […***…], except as permitted therein or as required by applicable law, as may be necessary to enforce, or defend against, the terms hereof, or pursuant to legal process. It is further understood that any of such information.

i.	which at the time of disclosure is in the public domain; or

ii.	which is available to the general public, other than as a result of an unauthorized disclosure by the parties hereto; or

iii.	which is disclosed pursuant to a valid order of a court or regulatory agency or other governmental body or any political subdivision thereof; or

iv.	which is verifiably developed by a party without the benefit of such information; or

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v.	which is obtained from a third party which has an unrestricted right to disclose such information shall not be subject to the limitations herein.

16.15.2
If the Seller authorizes the disclosure of this Clause or of any Technical Data or Software Services to third parties either under this Agreement or by an express prior written authorization and specifically, where the Buyer intends to designate a maintenance and repair organization or one or more third parties to perform the maintenance of the Aircraft or to perform data processing on its behalf (each a “Third Party”), the Buyer shall notify the Seller of such intention prior to any disclosure of this Clause and/or the Technical Data and/or the Software Services to such Third Party.

The Buyer hereby undertakes to cause such Third Party to agree to be bound by the conditions and restrictions set forth in this Clause 14 with respect to the disclosed Clause, Technical Data or Software Services and shall in particular cause such Third Party to enter into a confidentiality agreement with the Seller and appropriate licensing conditions, and to commit to use the Technical Data solely for the purpose of maintaining the Buyer’s Aircraft and the Software Services exclusively for processing the Buyer’s data.

16.16	Transferability
Without prejudice to Clause 21.1, the Buyer's rights under this Clause 14 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller's prior written consent, […***…].

Any transfer in violation of this Clause 14.16 shall, as to the particular Aircraft involved, void the rights and warranties of the Buyer under this Clause 14 and any and all other warranties that might arise under or be implied in law.

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17.	SELLER REPRESENTATIVE SERVICES
The Seller shall provide at no charge to the Buyer the services described in this Clause 15, at the Buyer’s main base or at other locations to be mutually agreed.

17.1	Customer Support Representative(s)

17.1.1
The Seller shall provide […***…] to the Buyer the services of Seller customer support representative(s), as defined in Appendix A to this Clause 15 (each a "Seller Representative"), at the Buyer’s main base or such other locations as the parties may agree.

17.1.2
In providing the services as described hereabove, any Seller Representatives, or any Seller employee(s) providing services to the Buyer hereunder, are deemed to be acting in an advisory capacity only and at no time shall they be deemed to be acting as Buyer's employees, contractors or agents, either directly or indirectly.

17.1.3
The Seller shall provide to the Buyer an annual written accounting of the consumed man-months and any remaining man-month balance from the allowance defined in Appendix A to this Clause 15. Such accounting shall be deemed final and accepted by the Buyer unless the Seller receives written objection from the Buyer within […***…] of receipt of such accounting.

17.1.4	In the event of a need for Aircraft On Ground (“AOG”) technical assistance after the end of the assignment referred to in Appendix A to this Clause 15, the Buyer shall have non-exclusive access to:

(a)	AIRTAC (Airbus Technical AOG Center);

(b)	The Seller Representative network closest to the Buyer's main base. A list of contacts of the Seller Representatives closest to the Buyer's main base shall be provided to the Buyer.
As a matter of reciprocity, the Buyer agrees that Seller Representative(s) may provide similar services to other airlines during any assignment with the Buyer.

17.1.5
Should the Buyer request Seller Representative services exceeding the allocation specified in Appendix A to this Clause 15, the Seller may provide such additional services subject to terms and conditions to be mutually agreed.

17.1.6	The Seller shall cause similar services to be provided by representatives of the Propulsion Systems Manufacturer and Suppliers, when necessary and applicable.

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17.2	Buyer's Support

17.2.1
From the date of arrival of the first Seller Representative and for the duration of the assignment, the Buyer shall provide free of charge a suitable, lockable office, conveniently located with respect to the Buyer's maintenance facilities, with complete office furniture and equipment including telephone, internet, email and facsimile connections for the sole use of the Seller Representative(s). All related communication costs shall be borne by the Seller upon receipt by the Seller of all relevant justifications; however the Buyer shall not impose on the Seller any charges other than the direct cost of such communications.

17.2.2
The Buyer shall reimburse the Seller for the costs of the initial and termination assignment travel of the Seller Representatives, which shall consist of one (1) confirmed ticket, Business Class, to and from their place of assignment and Toulouse, France.

17.2.3	[…***…].

17.2.4
Should the Buyer request any Seller Representative referred to in Clause 15.1 above to travel on business to a city other than his usual place of assignment, the Buyer shall be responsible for all related transportation costs and expenses.

17.2.5
Absence of an assigned Seller Representative during normal statutory vacation periods shall be covered by other seller representatives on the same conditions as those described in Clause 15.1.4, and such services shall be counted against the total allocation provided in Appendix A hereto.

17.2.6
The Buyer shall assist the Seller in obtaining from the civil authorities of the Buyer's country those documents that are necessary to permit the Seller Representative to live and work in the Buyer's country. Failure of the Seller to obtain the necessary documents shall relieve the Seller of any obligation to the Buyer under the provisions of Clause 15.1.

17.2.7	The Buyer shall reimburse to the Seller charges, taxes, duties, imposts or levies of any kind whatsoever, imposed by the authorities of the Buyer's country upon:

-	the entry into or exit from the Buyer's country of the Seller Representatives and their families,

-	the entry into or the exit from the Buyer's country of the Seller Representatives and their families' personal property,

-	the entry into or the exit from the Buyer's country of the Seller's property, for the purpose of providing the Seller Representatives services.

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17.3	Withdrawal of the Seller Representative
The Seller shall have the right to withdraw its assigned Seller Representatives as it sees fit if conditions arise, which are in the Seller's opinion dangerous to their safety or health or prevent them from fulfilling their contractual tasks.

17.4	Indemnities
INDEMNIFICATION PROVISIONS APPLICABLE TO THIS CLAUSE 15 ARE SET FORTH IN CLAUSE 19.

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APPENDIX A TO CLAUSE 15

SELLER REPRESENTATIVE ALLOCATION

The Seller Representative allocation provided to the Buyer pursuant to Clause 15.1 is defined hereunder.

1
The Seller shall provide to the Buyer Seller Representative services at the Buyer's main base or at other locations to be mutually agreed for a total of […***…] and beginning no earlier than […***…] prior to the Scheduled Delivery Month of the first A320 Aircraft.

2	For the sake of clarification, such Seller Representatives’ services shall include initial Aircraft Entry Into Service (EIS) assistance and sustaining support services.

3	The number of the Seller Representatives assigned to the Buyer at any one time shall be mutually agreed, but shall at no time exceed […***…] Seller Representatives.

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18.	TRAINING SUPPORT AND SERVICES

18.1	General

18.1.1	This Clause 16 sets forth the terms and conditions for the supply of training support and services for the Buyer's personnel to support the Aircraft operation.

18.1.2	The range, quantity and validity of training to be provided free of charge under this Agreement are covered in Appendix A to this Clause 16.

18.1.3
Scheduling of training courses covered in Appendix A shall be mutually agreed during a training conference (the “Training Conference”) that shall be held no later than […***…] prior to Delivery of the first Aircraft.

18.2	Training Location

18.2.1
The Seller shall provide training at its training center in Blagnac, France, and/or in Hamburg, Germany, or shall designate an affiliated training center in Miami, U.S.A., or Beijing, China (individually a “Seller’s Training Center” and collectively the “Seller’s Training Centers”).

18.2.2
If the unavailability of facilities or scheduling difficulties make training by the Seller at any Seller’s Training Center impractical, the Seller shall ensure that the Buyer is provided with such training at another location designated by the Seller.

18.2.3
Upon the Buyer's request, the Seller may also provide certain training at a location other than the Seller's Training Centers, including one of the Buyer's bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In such event, all additional charges listed in Clauses 16.5.2 and 16.5.3 shall be borne by the Buyer.

18.2.3.1
If the Buyer requests training at a location as indicated in Clause 16.2.3.1 and requires such training to be an Airbus approved course, the Buyer undertakes that the training facilities shall be approved prior to the performance of such training. The Buyer shall, as necessary and with adequate time prior to the performance of such training, provide access to the training facilities set forth in Clause 16.2.3.1 to the Seller’s and the competent Aviation Authority’s representatives for approval of such facilities.

18.3	Training Courses

18.3.1
Training courses shall be as described in the Seller’s customer services catalog (the “Seller's Customer Services Catalog”). The Seller's Customer Services Catalog also sets forth the minimum and maximum number of trainees per course.

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All training requests or training course changes not made during the Training Conference shall be submitted by the Buyer with a minimum of […***…] prior notice.

18.3.2	The following terms and conditions shall apply to training performed by the Seller:

(i)
Training courses shall be the Seller's standard courses as described in the Seller's Customer Services Catalog valid at the time of execution of the course. The Seller shall be responsible for all training course syllabi, training aids and training equipment necessary for the organization of the training courses. For the avoidance of doubt, such training equipment does not include provision of aircraft for the purpose of performing training.

(ii)
The training equipment and the training curricula used for the training of flight, cabin and maintenance personnel shall not be fully customized but shall be configured in order to obtain the relevant Aviation Authority’s approval and to support the Seller's training programs.

(iii)
Training data and documentation for trainees receiving the training at the Seller's Training Centers shall be provided […***…]. Training data and documentation shall be marked "FOR TRAINING ONLY" and as such are supplied for the sole and express purpose of training; training data and documentation shall not be revised.

18.3.3
When the Seller’s training courses are provided by the Seller’s instructors (individually an “Instructor” and collectively “Instructors”) the Seller shall deliver a Certificate of Recognition or a Certificate of Course Completion (each a “Certificate”) or an attestation (an “Attestation”), as applicable, at the end of any such training course. Any such Certificate or Attestation shall not represent authority or qualification by any Aviation Authority but may be presented to such Aviation Authority in order to obtain relevant formal qualification.

In the event of training courses being provided by a training provider selected by the Seller as set forth in Clause 16.2.2, the Seller shall cause such training provider to deliver a Certificate or Attestation, which shall not represent authority or qualification by any Aviation Authority, but may be presented to such Aviation Authority in order to obtain relevant formal qualification.

18.3.4
Should the Buyer wish to exchange any of the training courses provided under Appendix A hereto, the Buyer shall place a request for exchange to this effect with the Seller. The Buyer may exchange, subject to the Seller’s confirmation, the training allowances granted under Appendix A of the present Agreement as follows:

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(i)
flight operations training courses as listed under Article 1 of Appendix A against any flight operations training courses described in the Seller's Customer Services Catalog current at the time of the Buyer's request;

(ii)
maintenance training courses as listed under Article 3 of Appendix A against any maintenance training courses described in the Seller's Customer Services Catalog current at the time of the Buyer's request;

(iii)
should any one of the allowances granted thereunder (flight operations or maintenance) have been fully drawn upon, the Buyer shall be entitled to exchange flight operations or maintenance training courses as needed against the remaining allowances.

The exchange value shall be based on the Seller’s ”Training Course Exchange Matrix” applicable at the time of the request for exchange and which shall be provided to the Buyer at such time.

It is understood that the above provisions shall apply to the extent that training allowances granted under Appendix A remain in credit to the full extent necessary to perform the exchange.

All requests to exchange training courses shall be submitted by the Buyer with a minimum of […***…] prior notice. The requested training shall be subject to the Seller’s then existing planning constraints.

18.3.4.2	Should the Buyer use none or only part of the training to be provided pursuant to this Clause 16, no compensation or credit of any nature shall be provided.

18.3.5
Should the Buyer decide to cancel or reschedule a training course, fully or partially, and irrespective of the location of the training, a minimum advance notification of at least […***…] prior to the relevant training course start date is required.

18.3.5.1
If the notification occurs […***…] prior to such training, a cancellation fee corresponding to […***…] of such training shall be, as applicable, either deducted from the training allowance defined in Appendix A or invoiced at the Seller’s then applicable price.

18.3.5.2
If the notification occurs […***…] prior to such training, a cancellation fee corresponding to […***…] of such training shall be, as applicable, either deducted from the training allowance defined in Appendix A or invoiced at the Seller’s then applicable price.

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18.3.5.3	All courses exchanged under Clause 16.3.4.1 shall remain subject to the provisions of this Clause 16.3.5.

18.4	Prerequisites and Conditions

18.4.1	Training shall be conducted in English and all training aids used during such training shall be written in English using common aeronautical terminology.

18.4.2	The Buyer hereby acknowledges that all training courses conducted pursuant to this Clause 16 are "Standard Transition Training Courses" and not "Ab Initio Training Courses".

18.4.3	Trainees shall have the prerequisite knowledge and experience specified for each course in the Seller’s Customer Services Catalog.

18.4.4	The Buyer shall be responsible for the selection of the trainees and for any liability with respect to the entry knowledge level of the trainees.

18.4.4.1	The Seller reserves the right to verify the trainees' proficiency and previous professional experience.

18.4.4.2	The Seller shall provide to the Buyer during the Training Conference an “Airbus Pre-Training Survey” for completion by the Buyer for each trainee.
The Buyer shall provide the Seller with an attendance list of the trainees for each course, with the validated qualification of each trainee, at the time of reservation of the training course and in no event any later than […***…] before the start of the training course. The Buyer shall return concurrently thereto the completed Airbus Pre-Training Survey, detailing the trainees’ associated background. If the Seller determines through the Airbus Pre-Training Survey that a trainee does not match the prerequisites set forth in the Seller’s Customer Services Catalog, following consultation with the Buyer, such trainee shall be withdrawn from the program or directed through a relevant entry level training (ELT) program, which shall be at the Buyer’s expense.

18.4.4.3
If the Seller determines at any time during the training that a trainee lacks the required level, following consultation with the Buyer, such trainee shall be withdrawn from the program or, upon the Buyer's request, the Seller may be consulted to direct the above mentioned trainee(s), if possible, to any other required additional training, which shall be at the Buyer's expense.

18.4.5	The Seller shall in no case warrant or otherwise be held liable for any trainee's performance as a result of any training provided.

18.5	Logistics

18.5.1	Trainees

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18.5.1.1	Living and travel expenses for the Buyer's trainees shall be borne by the Buyer.

18.5.1.2
It shall be the responsibility of the Buyer to make all necessary arrangements relative to authorizations, permits and/or visas necessary for the Buyer’s trainees to attend the training courses to be provided hereunder. Rescheduling or cancellation of courses due to the Buyer’s failure to obtain any such authorizations, permits and/or visas shall be subject to the provisions of Clauses 16.3.5.1 thru 16.3.5.3.

18.5.2	Training at External Location - Seller’s Instructors

18.5.2.1.1
In the event of training being provided at the Seller’s request at any location other than the Seller’s Training Centers, as provided for in Clause 16.2.2, the expenses of the Seller’s Instructors shall be borne directly by the Seller.

18.5.2.1.2
In the event of training being provided by the Seller’s Instructor(s) at any location other than the Seller's Training Centers at the Buyer’s request, the Buyer shall reimburse the Seller for all the expenses related to the assignment of such Seller Instructors and the performance of their duties as aforesaid.

18.5.2.2	Living Expenses
Except as provided for in Clause 16.5.2.1.1 above, the Buyer shall reimburse the Seller the living expenses for each Seller Instructor and/or other Seller’s personnel providing support under this Clause 16, covering the entire period from his day of departure from his main base to day of return to such base at the perdiem rate set forth in the Seller’s Customer Services Catalog current at the time of the corresponding training or support.

Such perdiem shall include, but shall not be limited to, lodging, food and local transportation to and from the place of lodging and the training course location.

18.5.2.3	Air Travel
Except as provided for in Clause 16.5.2.1.1 above, the Buyer shall reimburse the Seller for the airfares for each Seller Instructor and/or other Seller’s personnel providing support under this Clause 16, in confirmed business class to and from the Buyer's designated training site and the Seller's Training Centers, as such airfares are set forth in the Seller's Customer Services Catalog current at the time of the corresponding training or support.

18.5.2.4	Buyer’s Indemnity
Except in case of gross negligence or willful misconduct of the Seller, the Seller shall not be held liable to the Buyer for any delay or cancellation in the performance of any training outside of the Seller's Training Centers associated with any transportation described in this Clause 16.5.2, and the Buyer shall indemnify and hold harmless the Seller from any such delay and/or cancellation and any consequences arising therefrom.

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18.5.3	Training Material and Equipment Availability - Training at External Location
Training material and equipment necessary for course performance at any location other than the Seller's Training Centers or the facilities of a training provider selected by the Seller shall be provided by the Buyer at its own cost in accordance with the Seller's specifications.

Notwithstanding the foregoing, should the Buyer request the performance of a course at another location as per Clause 16.2.3.1, the Seller may, upon the Buyer’s request, provide the training material and equipment necessary for such course’s performance. Such provision shall be at the Buyer’s expense.

18.6	Flight Operations Training
The Seller shall provide training for the Buyer's flight operations personnel as further detailed in Appendix A to this Clause 16, including the courses described in this Clause 16.6.

18.6.1	Flight Crew Training Course
The Seller shall perform a flight crew training course program for the Buyer's flight crews, each of which shall consist of two (2) crew members, who shall be either captain(s) or first officer(s).

18.6.2	Base Flight Training

18.6.2.1
The Buyer shall provide at its own cost its delivered Aircraft, or any other aircraft it operates, for any base flight training, which shall consist of one (1) session per pilot, performed in accordance with the related Airbus training course definition (the “Base Flight Training”).

18.6.2.2
Should it be necessary to ferry the Buyer’s delivered Aircraft to the location where the Base Flight Training shall take place, the additional flight time required for the ferry flight to and/or from the Base Flight Training field shall not be deducted from the Base Flight Training time.

18.6.2.3
If the Base Flight Training is performed outside of the zone where the Seller usually performs such training, the ferry flight to the location where the Base Flight Training shall take place shall be performed by a crew composed of the Seller’s and/or the Buyer’s qualified pilots, in accordance with the relevant Aviation Authority’s regulations related to the place of performance of the Base Flight Training.

18.6.3	Flight Crew Line Initial Operating Experience

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In order to assist the Buyer with initial operating experience after Delivery of the first Aircraft, the Seller shall provide to the Buyer pilot Instructor(s) as set forth in Appendix A to this Clause 16.

Should the Buyer request, subject to the Seller's consent, such Seller pilot Instructors to perform any other flight support during the flight crew line initial operating period, such as but not limited to line assistance, demonstration flight(s), ferry flight(s) or any flight(s) required by the Buyer during the period of entry into service of the Aircraft, it is understood that such flight(s) shall be deducted from the flight crew line initial operating experience allowance set forth in Appendix A hereto.

It is hereby understood by the Parties that the Seller's pilot Instructors shall only perform the above flight support services to the extent they bear the relevant qualifications to do so.

18.6.4	Type Specific Cabin Crew Training Course
The Seller shall provide type specific training for cabin crews at one of the locations defined in Clause 16.2.1.

If the Buyer’s Aircraft is to incorporate special features, the type specific cabin crew training course shall be performed no earlier than two (2) weeks before the scheduled Delivery Date of the Buyer's first Aircraft.

18.6.5	Training on Aircraft
During any and all flights performed in accordance with this Clause 16.6, the Buyer shall bear full responsibility for the aircraft upon which the flight is performed, including but not limited to any required maintenance, all expenses such as fuel, oil or landing fees and the provision of insurance in line with Clause 16.13.

The Buyer shall assist the Seller, if necessary, in obtaining the validation of the licenses of the Seller’s pilots performing Base Flight Training or initial operating experience by the Aviation Authority of the place of registration of the Aircraft.

18.7	Performance / Operations Courses
The Seller shall provide performance/operations training for the Buyer's personnel as defined in Appendix A to this Clause 16.

The available courses shall be listed in the Seller’s Customer Services Catalog current at the time of the course.

18.8	Maintenance Training

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18.8.1	The Seller shall provide maintenance training for the Buyer's ground personnel as further set forth in Appendix A to this Clause 16.
The available courses shall be as listed in the Seller’s Customer Services Catalog current at the time of the course.

The practical training provided in the frame of maintenance training shall be performed on the training devices in use in the Seller’s Training Centers.

18.8.2	Practical Training on Aircraft
Notwithstanding Clause 16.8.1 above, upon the Buyer’s request, the Seller may provide Instructors for the performance of practical training on aircraft (“Practical Training”).
Irrespective of the location at which the training takes place, the Buyer shall provide at its own cost an aircraft for the performance of the Practical Training.

Should the Buyer require the Seller’s Instructors to provide Practical Training at facilities selected by the Buyer, such training shall be subject to prior approval of the facilities by the Seller […***…]. All costs related to such Practical Training, including but not limited to the Seller's approval of the facilities, shall be borne by the Buyer.

The provision of a Seller Instructor for the Practical Training shall be deducted from the trainee days allowance defined in Appendix A to this Clause 16, subject to the conditions detailed in Paragraph 4.4 thereof.

18.9	Supplier and Propulsion Systems Manufacturer Training
Upon the Buyer’s request, the Seller shall provide to the Buyer the list of the maintenance and overhaul training courses provided by major Suppliers and the applicable Propulsion Systems Manufacturer on their respective products.

18.10	Proprietary Rights
All proprietary rights, including but not limited to patent, design and copyrights, relating to the Seller's training data and documentation shall remain with the Seller and/or its Affiliates and/or its Suppliers, as the case may be.

These proprietary rights shall also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

18.11	Confidentiality
The Seller's training data and documentation shall be treated by Buyer (including its employees, agents and advisors) as strictly confidential. All such training data and documentation are provided to the Buyer for the sole use of the Buyer, for training of its

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own personnel and such other third-party trainers of Buyer’s personnel as Buyer may designate with Seller’s prior written consent. Buyer undertakes not to disclose the contents thereof in whole or in part to any third party without the prior written consent of the Seller, whose consent shall not be unreasonably withheld, except as required by applicable law, as may be necessary to enforce, or defend against, the terms hereof, or pursuant to legal process. It is further understood that any of such information

i.	which at the time of disclosure is in the public domain; or

ii.	which is available to the general public, other than as a result of an unauthorized disclosure by the parties hereto; or

iii.	which is disclosed pursuant to a valid order of a court or regulatory agency or other governmental body or any political subdivision thereof; or

iv.	which is verifiably developed by a party without the benefit of such information; or

v.	which is obtained from a third party which has an unrestricted right to disclose such information shall not be subject to the limitations herein.

If the Seller authorizes the disclosure of any training data and documentation to third parties either under this Agreement or by an express prior written authorization, the Buyer shall cause such third party to agree to be bound by the conditions and restrictions set forth in this Clause with respect to the disclosed training data and documentation and shall in particular cause such third party to enter into a confidentiality agreement with the Seller and appropriate licensing conditions, and to commit to use the training data and documentation solely for the purpose for which they are provided.

18.12	Transferability
Without prejudice to Clause 21.1, the Buyer's rights under this Clause 16 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller's prior written consent.

18.13	Indemnities and Insurance
INDEMNIFICATION PROVISIONS AND INSURANCE REQUIREMENTS APPLICABLE TO THIS CLAUSE 16 ARE AS SET FORTH IN CLAUSE 19.

THE BUYER SHALL PROVIDE THE SELLER WITH AN ADEQUATE INSURANCE CERTIFICATE PRIOR TO ANY TRAINING ON AIRCRAFT.

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APPENDIX "A" TO CLAUSE 16

TRAINING ALLOWANCE

For the avoidance of doubt, all quantities indicated below are the total quantities granted for the whole of the Buyer’s fleet of twelve (12) Aircraft firmly ordered, unless otherwise specified.

The contractual training courses defined in this Appendix A shall be provided up to […***…] after Delivery of the last firmly ordered Aircraft delivered under this Agreement.

Notwithstanding the above, (i) flight operations training courses granted per firmly ordered Aircraft in this Appendix A shall be provided by the Seller within a period […***…] after said Aircraft Delivery and (ii) maintenance training courses referred to in Paragraph 3 to this Appendix A shall be made available to the Buyer within a period […***…] after Delivery of the last Aircraft.

Any deviation to said training delivery schedule shall be mutually agreed between the Buyer and the Seller.

1    FLIGHT OPERATIONS TRAINING

1.1    Flight Crew Training (standard transition course)

[…***…]

1.2    Low Visibility Operations Training

[…***…]

1.3    Flight Crew Line Initial Operating Experience

The Seller shall provide to the Buyer pilot Instructor(s) […***…] for a period of […***…] pilot Instructor months.

Unless otherwise agreed during the Training Conference, in order to follow the Aircraft Delivery schedule, the maximum number of pilot Instructors present at any one time shall be limited to […***…] pilot Instructors.

1.4    Type Specific Cabin Crew Training Course

The Seller shall provide to the Buyer […***…] type specific training for cabin crews for […***…] of the Buyer's cabin crew instructors, pursers or cabin attendants.

1.5    Airbus Pilot Instructor Course (APIC)

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The Seller shall provide to the Buyer transition Airbus Pilot Instructor Course(s) (APIC), for flight and synthetic instruction, […***…] for […***…] of the Buyer’s flight instructors. APIC courses shall be performed in groups of […***…] trainees.

2    PERFORMANCE / OPERATIONS COURSE(S)

The Seller shall provide to the Buyer […***…] trainee days of performance / operations training free of charge for the Buyer's personnel.

3    MAINTENANCE TRAINING

3.1	The Seller shall provide to the Buyer […***…] trainee days of maintenance training free of charge for the Buyer's personnel.

3.2    The Seller shall provide to the Buyer […***…] Engine Run-up courses.

4    TRAINEE DAYS ACCOUNTING

Trainee days are counted as follows:

4.1
For instruction at the Seller's Training Centers: one (1) day of instruction for one (1) trainee equals one (1) trainee day. The number of trainees […***…] shall be counted as the number of trainees to have taken the course.

4.2
For instruction outside of the Seller's Training Centers: one (1) day of instruction by one (1) Seller Instructor equals the actual number of trainees attending the course or a minimum of […***…] trainee days, except for structure maintenance training course(s).

4.3
For structure maintenance training courses outside the Seller’s Training Center(s), one (1) day of instruction by one (1) Seller Instructor equals the actual number of trainees attending the course or the minimum number of trainees […***…].

4.4
For practical training, whether on training devices or on aircraft, one (1) day of instruction by one (1) Seller Instructor equals the actual number of trainees attending the course or a minimum of […***…] trainee days.

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19.	EQUIPMENT SUPPLIER PRODUCT SUPPORT

19.1	Equipment Supplier Product Support Agreements

19.1.1
The Seller has obtained enforceable and transferable product support agreements from Suppliers of Supplier Parts, the benefit of which is hereby accepted by the Buyer. Said agreements become enforceable as soon as and for as long as an operator is identified as an Airbus aircraft operator.

19.1.2
These agreements are based on the "World Airlines Suppliers Guide", are made available to the Buyer through the SPSA Application, and include Supplier commitments as contained in the Supplier Product Support Agreements which include the following provisions:

19.1.2.1
Technical data and manuals required to operate, maintain, service and overhaul the Supplier Parts shall be prepared in accordance with the applicable provisions of ATA Specification including revision service and be published in the English language. The Seller shall recommend that a software user guide, where applicable, be supplied in the form of an appendix to the Component Maintenance Manual. Such data shall be provided in compliance with the applicable ATA Specification;

19.1.2.2	Warranties and guarantees, including standard warranties. In addition, landing gear Suppliers shall provide service life policies for selected structural landing gear elements;

19.1.2.3	Training to ensure efficient operation, maintenance and overhaul of the Supplier Parts for the Buyer's instructors, shop and line service personnel;

19.1.2.4	Spares data in compliance with ATA iSpecification 2200, initial provisioning recommendations, spare parts and logistic service including routine and expedite deliveries;

19.1.2.5	Technical service to assist the Buyer with maintenance, overhaul, repair, operation and inspection of Supplier Parts as well as required tooling and spares provisioning.

19.2	Supplier Compliance
The Seller shall monitor Suppliers’ compliance with support commitments defined in the Supplier Product Support Agreements and shall, if necessary, jointly take remedial action with the Buyer.

19.3
Nothing in this Clause 17 shall be construed to prevent or limit the Buyer from entering into direct negotiations with a Supplier with respect to different or additional terms and conditions applicable to Suppliers Parts selected by the Buyer to be installed on the Aircraft.

19.4	Familiarization Training

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Upon the Buyer’s request, the Seller shall provide the Buyer with Supplier Product Support Agreements familiarization training at the Seller’s facilities in Blagnac, France. An on-line training module shall be further available through AirbusWorld, access to which shall be subject to the GTC, as such term is defined in Clause 14.10.2.

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20.	BUYER FURNISHED EQUIPMENT

20.1	Administration

20.1.1.1
In accordance with the Specification, the Seller shall install those items of equipment that are identified in the Specification as being furnished by the Buyer ("Buyer Furnished Equipment" or "BFE"), provided that the BFE and the supplier of such BFE (the “BFE Supplier”) are referred to in the Airbus BFE Product Catalog valid at the time the BFE Supplier is selected.

20.1.1.2
Notwithstanding the foregoing and without prejudice to Clause 2.4, if the Buyer wishes to install BFE manufactured by a supplier who is not referred to in the Airbus BFE Product Catalog, the Buyer shall so inform the Seller and the Seller shall conduct a feasibility study of the Buyer’s request, in order to consider approving such supplier, provided that such request is compatible with the Seller’s industrial planning and the associated Scheduled Delivery Month for the Buyer’s Aircraft. In addition, it is a prerequisite to such approval that the considered supplier be qualified by the Seller’s Aviation Authorities to produce equipment for installation on civil aircraft. Any approval of a supplier by the Seller shall be performed at the Buyer’s expense. The Buyer shall cause any BFE supplier approved under this Clause 18.1.1.2 (each an “Approved BFE Supplier”) to comply with the conditions set forth in this Clause 18 and specifically Clause 18.2.

Except for the specific purposes of this Clause 18.1.1.2, the term “BFE Supplier” shall be deemed to include Approved BFE Suppliers.

20.1.2
The Seller shall advise the Buyer of the dates by which, in the planned release of engineering for the Aircraft, the Seller requires a written detailed engineering definition encompassing a Declaration of Design and Performance (the “BFE Engineering Definition”). The Seller shall provide to the Buyer and/or the BFE Supplier(s), within an appropriate timeframe, the necessary interface documentation to enable the development of the BFE Engineering Definition.

The BFE Engineering Definition shall include the description of the dimensions and weight of BFE, the information related to its certification and the information necessary for the installation and operation thereof, including when applicable 3D models compatible with the Seller’s systems. The Buyer shall furnish, or cause the BFE Suppliers to furnish, the BFE Engineering Definition by the dates specified.

Thereafter, the BFE Engineering Definition shall not be revised, except through an SCN executed in accordance with Clause 2.

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20.1.2.1
The Seller shall also provide in due time to the Buyer a schedule of dates and the shipping addresses for delivery of the BFE and, where requested by the Seller, additional spare BFE to permit installation in the Aircraft and Delivery of the Aircraft in accordance with the Aircraft delivery schedule. The Buyer shall provide, or cause the BFE Suppliers to provide, the BFE by such dates in a serviceable condition, in order to allow performance of any assembly, installation, test or acceptance process in accordance with the Seller’s industrial schedule. In order to facilitate the follow-up of the timely receipt of BFE, the Buyer shall, upon the Seller’s request, provide to the Seller dates and references of all BFE purchase orders placed by the Buyer.

The Buyer shall also provide, when requested by the Seller, at Airbus Operations S.A.S. works in Toulouse, France, Airbus Operations GmbH works in Hamburg, Germany and/or the Airbus Americas Inc. facility in Mobile, Alabama, as applicable, adequate field service including support from BFE Suppliers to act in a technical advisory capacity to the Seller in the installation, calibration and possible repair of any BFE.

20.1.3
Without prejudice to the Buyer’s obligations hereunder, in order to facilitate the development of the BFE Engineering Definition, the Seller shall organize meetings between the Buyer and BFE Suppliers. The Buyer hereby agrees to participate in such meetings and to provide adequate technical and engineering expertise to reach decisions within the defined timeframe.

In addition, throughout the development phase and up to Delivery of the Aircraft to the Buyer, the Buyer agrees:

•	to monitor the BFE Suppliers and ensure that they shall enable the Buyer to fulfil its obligations, including but not limited to those set forth in the Customization Milestone Chart;

•
that, should a timeframe, quality or other type of risk be identified at a given BFE Supplier, the Buyer shall allocate resources to such BFE Supplier so as not to jeopardize the industrial schedule of the Aircraft;

•
for major BFE, including, but not being limited to, seats, galleys and IFE (“Major BFE”) to participate on a mandatory basis in the specific meetings that take place between BFE Supplier selection and BFE delivery, namely:

o	Preliminary Design Review (“PDR”),

o	Critical Design Review (“CDR”);

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•
to attend the First Article Inspection (“FAI”) for the first shipset of all Major BFE. Should the Buyer not attend such FAI, the Buyer shall delegate the FAI to the BFE Supplier and confirmation thereof shall be supplied to the Seller in writing;

•
to attend the Source Inspection (“SI”) that takes place at the BFE Supplier’s premises prior to shipping, for each shipset of all Major BFE. Should the Buyer not attend such SI, the Buyer shall delegate the SI to the BFE Supplier and confirmation thereof shall be brought to the Seller in writing. Should the Buyer not attend the SI, the Buyer shall be deemed to have accepted the conclusions of the BFE Supplier with respect to such SI.

The Seller shall be entitled to attend the PDR, the CDR and the FAI. In doing so, the Seller’s employees shall be acting in an advisory capacity only and at no time shall they be deemed to be acting as Buyer's employees or agents, either directly or indirectly.

20.1.4
The BFE shall be imported into FRANCE or into GERMANY by the Buyer under a suspensive customs system ("Régime de l'entrepôt douanier ou régime de perfectionnement actif " or "Zollverschluss") without application of any French or German tax or customs duty, and shall be Delivered At Place (DAP) according to the Incoterms, to the following shipping addresses:

AIRBUS OPERATIONS S.A.S.
316 Route de Bayonne
31300 TOULOUSE
FRANCE

or

AIRBUS OPERATIONS GmbH
Kreetslag 10
21129 HAMBURG
GERMANY

or such other location as may be specified by the Seller.

20.1.4.1
BFE delivered to the Seller’s Affiliate in Mobile, Alabama, as may be specified by the Seller pursuant to Clause 18.1.4.1, will be shipped according to the Incoterms 2010 “Delivered Duty Paid” Airbus Americas, Inc., Mobile, Alabama.

20.2	Applicable Requirements
The Buyer is responsible for ensuring, at its expense, and warrants that the BFE shall:

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•	be manufactured by a qualified BFE Supplier, and

•	meet the requirements of the applicable Specification of the Aircraft, and

•	be delivered with the relevant certification documentation, including but not limited to the DDP, and

•	comply with the BFE Engineering Definition, and

•	comply with applicable requirements incorporated by reference to the Type Certificate and listed in the Type Certificate Data Sheet, and

•
be approved by the Aviation Authority issuing the Export Airworthiness Certificate and by the Buyer's Aviation Authority for installation and use on the Aircraft at the time of Delivery of the Aircraft, and

•	not infringe any patent, copyright or other intellectual property right of the Seller or any third party, and

•	not be subject to any legal obligation or other encumbrance that may prevent, hinder or delay the installation of the BFE in the Aircraft and/or the Delivery of the Aircraft.
The Seller shall be entitled to refuse any item of BFE that it considers incompatible with the Specification, the BFE Engineering Definition or the certification requirements.

20.3	Buyer's Obligation and Seller's Remedies

20.3.1	Any delay or failure by the Buyer or the BFE Suppliers in:

•	complying with the foregoing warranty or in providing the BFE Engineering Definition or field service mentioned in Clause 18.1.2.2, or

•	furnishing the BFE in a serviceable condition at the requested delivery date, or

•	obtaining any required approval for such BFE equipment under the above mentioned Aviation Authorities’ regulations,

may delay the performance of any act to be performed by the Seller, including Delivery of the Aircraft. The Seller shall not be responsible for such delay which shall cause the Final Price of the affected Aircraft to be adjusted in accordance with the updated delivery schedule and to include in particular the amount of the Seller's additional costs attributable to such

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delay or failure by the Buyer or the BFE Suppliers, such as storage, taxes, insurance and costs of out-of sequence installation.

20.3.2	In addition, in the event of any delay or failure mentioned in 18.3.1 above, the Seller may:

(i)
select, purchase and install equipment similar to the BFE at issue, in which event the Final Price of the affected Aircraft shall also be increased by the purchase price of such equipment plus reasonable costs and expenses incurred by the Seller for handling charges, transportation, insurance, packaging and, if so required and not already provided for in the Final Price of the Aircraft, for adjustment and calibration; or

(ii)
if the BFE is delayed by more than […***…] beyond, or is not approved within […***…] of the dates specified in Clause 18.1.2.2, deliver the Aircraft without the installation of such BFE, notwithstanding applicable terms of Clause 7, if any, and the Seller shall thereupon be relieved of all obligations to install such equipment.

[…***…]

20.4	Title and Risk of Loss
Title to and risk of loss of any BFE shall at all times remain with the Buyer except that risk of loss (limited to cost of replacement of said BFE) shall be with the Seller for as long as such BFE is under the care, custody and control of the Seller.

20.5	Disposition of BFE Following Termination

20.5.1	The Seller shall be entitled, but not required, to purchase from the Buyer, any BFE delivered to the Seller in respect of an Aircraft that has been terminated.

20.5.2
The price to be paid by the Seller for such BFE shall be equal to the price paid by the Buyer to the BFE Supplier, net of all concessions (the “Buyer Net BFE Price”). The Buyer shall provide to the Seller all relevant invoices justifying the price paid by it to the BFE Supplier. The Buyer shall grant to the Seller title to BFE purchased by it pursuant to this Clause 18.5.

20.5.3
If the Buyer Net BFE Price is greater than […***…] of the catalogue price for such BFE prevailing at the time of Termination of the Aircraft (the “BFE Catalogue Price”), the Buyer Net BFE Price shall be deemed to be […***…] of the BFE Catalogue Price.

20.5.4	The Seller has the right to remove BFE installed on a terminated Aircraft and the Buyer shall have no claim against the Seller for damage to or destruction of any item of BFE

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damaged or destroyed during the removal process, provided that the Seller shall use reasonable care during such removal. At the Seller’s request, the Buyer shall remove such items from the Seller’ facility within thirty (30) days of the date of such notice.

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21.	INDEMNITIES AND INSURANCE
The Seller and the Buyer shall each be liable for Losses (as defined below) arising from the acts or omissions of their respective directors, officers, agents or employees occurring during or incidental to such party’s exercise of its rights and performance of its obligations under this Agreement, except as provided in Clauses 19.1 and 19.2.

21.1	Seller’s Indemnities
The Seller shall, except in the case of gross negligence or willful misconduct of the Buyer, its directors, officers, agents and/or employees, be solely liable for and shall indemnify and hold the Buyer, its Affiliates and each of their respective directors, officers, agents, employees and insurers harmless against all losses, liabilities, claims, damages, costs and expenses, including court costs and reasonable attorneys’ fees (“Losses”), arising from:

(a)
claims for injuries to, or death of, the Seller’s directors, officers, agents or employees, or loss of, or damage to, property of the Seller or its employees when such Losses occur during or are incidental to either party’s exercise of any right or performance of any obligation under this Agreement, and

(b)	claims for injuries to, or death of, third parties, or loss of, or damage to, property of third parties, occurring during or incidental to the Technical Acceptance Flights.

21.2	Buyer’s Indemnities
The Buyer shall, except in the case of gross negligence or willful misconduct of the Seller, its directors, officers, agents and/or employees, be solely liable for and shall indemnify and hold the Seller, its Affiliates, its subcontractors, and each of their respective directors, officers, agents, employees and insurers, harmless against all Losses arising from:

(a)
claims for injuries to, or death of, the Buyer’s directors, officers, agents or employees, or loss of, or damage to, property of the Buyer or its employees, when such Losses occur during or are incidental to either party’s exercise of any right or performance of any obligation under this Agreement, and

(b)
claims for injuries to, or death of, third parties, or loss of, or damage to, property of third parties, occurring during or incidental to (i) the provision of Seller Representatives services under Clause 15 including services performed on board the aircraft or (ii) the provision of Aircraft Training Services to the Buyer.

21.3	Notice and Defense of Claims

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If any claim is made or suit is brought against a party or entity entitled to indemnification under this Clause 19 (the “Indemnitee”) for damages for which liability has been assumed by the other party under this Clause 19 (the “Indemnitor”), the Indemnitee shall promptly give notice to the Indemnitor and the Indemnitor (unless otherwise requested by the Indemnitee) shall assume and conduct the defense, or settlement, of such claim or suit, as the Indemnitor shall deem prudent. Notice of the claim or suit shall be accompanied by all information pertinent to the matter as is reasonably available to the Indemnitee and shall be followed by such cooperation by the Indemnitee as the Indemnitor or its counsel may reasonably request, at the expense of the Indemnitor.

If the Indemnitor fails or refuses to assume the defense of any claim or suit notified to it under this Clause 19, the Indemnitee shall have the right to proceed with the defense or settlement of the claim or suit as it deems prudent and shall have a claim against the Indemnitor for any judgments, settlements, costs or expenses, including reasonable attorneys’ fees. Further, in such event, the Indemnitor shall be deemed to have waived any objection or defense to the Indemnitee’s claim based on the reasonableness of any settlement.

21.4	Insurance
For all Aircraft Training Services, to the extent of the Buyer’s undertaking set forth in Clause 19.2, the Buyer shall:

(a)
cause the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents and employees to be named as additional insured under the Buyer’s Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils (such insurance to include the AVN 52E Extended Coverage Endorsement Aviation Liabilities or any further Endorsement replacing AVN 52E as may be available as well as any excess coverage in respect of War and Allied Perils Third Parties Legal Liabilities Insurance), and

(b)
with respect to the Buyer’s Hull All Risks and Hull War Risks insurances and Allied Perils, cause the insurers of the Buyer’s hull insurance policies to waive all rights of subrogation against the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents, employees and insurers.

Any applicable deductible shall be borne by the Buyer. The Buyer shall furnish to the Seller, not less than seven (7) working days prior to the start of any Aircraft Training Services, certificates of insurance, in English, evidencing the limits of liability cover and period of insurance coverage in a form reasonably acceptable to the Seller from the Buyer’s insurance broker(s), certifying that such policies have been endorsed as follows:

(i)	under the Comprehensive Aviation Legal Liability Insurances, the Buyer’s policies are primary and non-contributory to any insurance maintained by the Seller,

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(ii)
such insurance can only be cancelled or materially altered by the giving of not less than […***…] (but […***…] or such lesser period as may be customarily available in respect of War Risks and Allied Perils) prior written notice thereof to the Seller, and

(iii)
under any such cover, all rights of subrogation against the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents, employees and insurers have been waived.

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22.	TERMINATION

22.1	Termination Events
Each of the following shall constitute a “Termination Event”

(1)
The Buyer or any of its Affiliates commences in any jurisdiction any case, proceeding or other action with respect to the Buyer or any of its Affiliates or their properties relating to bankruptcy, insolvency, reorganization, winding-up, liquidation, dissolution or other relief from, or with respect to, or readjustment of, its debts or obligations.

(2)
An action is commenced in any jurisdiction seeking the appointment of a receiver, trustee, custodian or other similar official for the Buyer or any of its respective Affiliates or for all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for […***…], or the Buyer or any of its Affiliates makes a general assignment for the benefit of its creditors.

(3)
An action is commenced in any jurisdiction against the Buyer or any of its respective Affiliates seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for […***…].

(4)	The Buyer or any of its Affiliates becomes the object, in any jurisdiction, of a case, proceeding or action similar or analogous to any of the events mentioned in Clause 20.1(1), (2) or (3).

(5)	The Buyer or any of its Affiliates is generally not able, or is expected to be unable to, or shall admit in writing its inability to, pay its debts as they become due.

(6)
The Buyer or any of its Affiliates commences negotiations with significant creditors, existing or potential, either with the intention of restructuring all or a substantial part of all of its outstanding obligations or in preparation for a bankruptcy filing under the U.S. Bankruptcy Code.

(7)	[…***…]

(8)    The Buyer repudiates, cancels or terminates this Agreement in whole or in part.

(9)	The Buyer defaults in its obligation to take delivery of an Aircraft as provided in Clause 9.2.

(10)	The Buyer or any of its Affiliates defaults in the observance or performance of any other covenant, undertaking or obligation contained in this Agreement or any other

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material agreement between the Buyer or its Affiliates, on the one hand, and the Seller or its Affiliates on the other hand, provided that, if such breach or default is capable of being cured and such breach or default is not cured within any specified cure period.

(11)    Any other event that the parties agree in writing constitutes a Termination Event.

22.2	Remedies in Event of Termination

22.2.1	[…***…]

22.2.2	[…***…]

22.2.3	[…***…]

22.2.4	[…***…]

22.3	[…***…]

22.4	Notice of Termination Event
Within […***…] of becoming aware of the occurrence of a Termination Event by the Buyer, the Buyer shall notify the Seller of such occurrence in writing, provided, that any failure by the Buyer to notify the Seller shall not prejudice the Seller’s rights or remedies hereunder.

22.5	Information Covenants
The Buyer hereby covenants and agrees that, from the date of this Agreement until no further Aircraft are to be delivered hereunder, the Buyer shall furnish or cause to be furnished to the Seller the following, it being understood that this covenant with     respect to Clauses 20.5 (a), (b) and (e) shall be deemed satisfied if the information requested in those clauses is filed, with un-redacted financial statements, with the U.S. Securities and Exchange Commission and is publicly available on EDGAR (or any successor online resource):

(a)
Annual Financial Statements. As soon as available and in any event no later than the date that the Buyer furnishes such annual statements to the Securities and Exchange Commission or successor thereto (the “SEC”) (i) a copy of the SEC Form 10-K filed by the Buyer with the SEC for such fiscal year, or, if no such Form 10-K was filed by the Buyer for such a fiscal year, the consolidated balance sheet of the Buyer and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations, of common stockholders’ equity (deficit) (in the case of the Buyer and its Subsidiaries) and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by

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any firm of independent public accountants of recognized standing selected by the Buyer and reasonably acceptable to the Seller, whose opinion shall not be qualified as to the scope of audit or as to the status of the Buyer as a going concern, and (ii) a certificate of such accounting firm stating that its audit of the business of the Buyer was conducted in accordance with generally accepted auditing standards.

(b)
Quarterly Financial Statements. As soon as available and in any event no later than the date that the Buyer furnishes such quarterly statements to the Securities and Exchange Commission or successor thereto, a copy of the SEC Form 10-Q filed by the Buyer with the SEC for such quarterly period, or, if no such Form 10-Q was filed by the Buyer with respect to any such quarterly period, the consolidated balance sheet of the Buyer and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and in each case setting forth comparative consolidated figures as of the end of and for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Buyer, subject to changes resulting from audit and normal year-end audit adjustments.

(c)	[…***…]

(d)
Acceleration of other indebtedness. Immediately upon knowledge by the Buyer that the holder of any bond, debenture, promissory note or any similar evidence of indebtedness of the Buyer or Affiliate thereof (“Other Indebtedness”) has demanded payment, given notice or exercised its right to a remedy having the effect of acceleration with respect to a claimed event of default under any Other Indebtedness, where the impact of the acceleration is likely to have a material adverse effect on the Buyer’s ability to perform its obligations under or in connection with the transactions contemplated by this Agreement, notice of the demand made, notice given or action taken by such holder and the nature and status of the claimed event of default and what the action the Buyer is taking with respect thereto.

(e)
Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Buyer or any of its Subsidiaries, and, with reasonable promptness, such other information or documents (financial or otherwise) as the Seller may reasonably request from time to time.

For the purposes of this Clause 20, (x) an "Authorized Officer" of the Buyer shall mean the Chief Executive Officer, the Chief Financial Officer or any Vice President and above who reports directly or indirectly to the Chief Financial Officer and (y) "Subsidiaries" shall mean, as of any date of determination, those companies owned by the Buyer whose financial results the Buyer is required to include in its statements of consolidated operations and consolidated balance sheets.

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22.6
Nothing contained in this Clause 20 shall be deemed to waive or limit the Seller’s rights or ability to request adequate assurance under Article 2, Section 609 of the Uniform Commercial Code (the "UCC"). It is further understood that any commitment of the Seller or the Propulsion Systems manufacturer to provide financing to the Buyer shall not constitute adequate assurance under Article 2, Section 609 of the UCC.

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23.	ASSIGNMENTS AND TRANSFERS

23.1	Assignments
Except as hereinafter provided, neither party may sell, assign, novate or transfer its rights or obligations under this Agreement to any person without the prior written consent of the other, except that the Seller may sell, assign, novate or transfer its rights or obligations under this Agreement to any Affiliate without the Buyer’s consent.

23.2	Assignments on Sale, Merger or Consolidation
The Buyer shall be entitled to assign its rights under this Agreement at any time due to a merger, consolidation or a sale of all or substantially all of its assets, provided the Buyer first obtains the written consent of the Seller. The Buyer shall provide the Seller with no less than […***…] notice if the Buyer wishes the Seller to provide such consent. The Seller shall provide its consent if

(i)	the surviving or acquiring entity is organized and existing under the laws of the United States;

(ii)	the surviving or acquiring entity has executed an assumption agreement, in form and substance acceptable to the Seller, agreeing to assume all of the Buyer's obligations under this Agreement;

(iii)	at the time, and immediately following the consummation, of the merger, consolidation or sale, no event of default exists or shall have occurred and be continuing;

(iv)	there exists with respect to the surviving or acquiring entity no basis for a Termination Event;

(v)	the surviving or acquiring entity is an airline holding an operating certificate issued by the FAA at the time, and immediately following the consummation, of such sale, merger or consolidation; and

(vi)	following the sale, merger or consolidation, the surviving entity […***…].

23.3	Designations by Seller
The Seller may at any time by notice to the Buyer designate facilities or personnel of the Seller or any other Affiliate of the Seller at which or by whom the services to be performed under this Agreement shall be performed. Notwithstanding such designation, the Seller shall remain ultimately responsible for fulfilment of all obligations undertaken by the Seller in this Agreement.

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23.4	Transfer of Rights and Obligations upon Reorganization
In the event that the Seller is subject to a corporate restructuring having as its object the transfer of, or succession by operation of law in, all or a substantial part of its assets and liabilities, rights and obligations, including those existing under this Agreement, to a person (the “Successor”) that is an Affiliate of the Seller at the time of that restructuring, for the purpose of the Successor carrying on the business carried on by the Seller at the time of the restructuring, such restructuring shall be completed without consent of the Buyer following notification by the Seller to the Buyer in writing. The Buyer recognizes that succession of the Successor to the Agreement by operation of law that is valid under the law pursuant to which that succession occurs shall be binding upon the Buyer.

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24.	MISCELLANEOUS PROVISIONS

24.1	Data Retrieval
On the Seller's reasonable request, the Buyer shall provide the Seller with all the necessary data, as customarily compiled by the Buyer and pertaining to the operation of the Aircraft, to assist the Seller in making an efficient and coordinated survey of all reliability, maintenance, operational and cost data with a view to monitoring the efficient and cost effective operations of the Airbus fleet worldwide; […***…].

24.2	Notices
All notices and requests required or authorized hereunder shall be given in writing either by personal delivery to an authorized officer of the party to whom the same is given or by commercial courier, express (overnight service) mail or facsimile at the addresses and numbers set forth below. The date on which any such notice or request is so personally delivered, or if such notice or request is given by commercial courier, express (overnight) mail or facsimile, the date on which sent, provided that if such date is not a Business Day notice shall be deemed to have been received on the first following Business Day, shall be deemed to be the effective date of such notice or request.

The Seller will be addressed at:

Airbus S.A.S.
Attention: Senior Vice President Contracts
1, Rond Point Maurice Bellonte
31707 Blagnac Cedex,
France

The Buyer shall be addressed at:

Allegiant Air, LLC
Attention: Vice President, Fleet & Corporate Finance
1201 N. Town Center Drive
Las Vegas, NV 89144
USA
FleetTransactions@AllegiantAir.com

With copy to:

Donna M. Schmidt
Attorney At Law
405 S. Roosevelt
Wichita, KS 67218
donna@dschmidtlaw.com

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From time to time, the party receiving the notice or request may designate another address or another person.

24.3	Waiver
The failure of either party to enforce at any time any of the provisions of this Agreement, to exercise any right herein provided or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this Agreement or any part hereof or the right of the other party thereafter to enforce each and every such provision. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

24.4	International Supply Contract
The Buyer and the Seller recognize that this Agreement is an international supply contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the parties, and that the Specification and price of the Aircraft and the other mutual agreements of the parties set forth herein were arrived at in consideration of, inter alia, all provisions hereof specifically including all waivers, releases and renunciations by the Buyer set out herein.

24.5	Certain Representations of the Parties

24.5.1	Buyer's Representations
The Buyer represents and warrants to the Seller:

(i)
the Buyer is a limited liability company organized and existing in good standing under the laws of the State of Nevada, U.S.A. and has the power and authority to enter into and perform its obligations under this Agreement;

(ii)
neither the execution and delivery by the Buyer of this Agreement, nor the consummation of any of the transactions by the Buyer contemplated thereby, nor the performance by the Buyer of the obligations thereunder, constitutes a breach of any agreement to which the Buyer is a party or by which its assets are bound;

(iii)
this Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

24.5.2	Seller's Representations

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The Seller represents and warrants to the Buyer:

(i)	the Seller is organized and existing in good standing under the laws of the Republic of France and has the corporate power and authority to enter into and perform its obligations under the Agreement;

(ii)
neither the execution and delivery by the Seller of this Agreement, nor the consummation of any of the transactions by the Seller contemplated thereby, nor the performance by the Seller of the obligations thereunder, constitutes a breach of any agreement to which the Seller is a party or by which its assets are bound;

(iii)
this Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

24.6	Interpretation and Law
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Each of the Seller and the Buyer (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York, New York County, of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit, action or proceeding which is referred to in clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.

THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY TO THIS TRANSACTION.

24.6.1
Service of process in any suit, action or proceeding in respect of any matter as to which the Seller or the Buyer has submitted to jurisdiction under Clause 22.6 for the […***…] period following the date of this Agreement: (i) may be made on the Seller by delivery of the same personally to, CT Corporation at 111 Eighth Avenue, 13th floor, New York, NY 10011 or by

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any other method authorized by the laws of the State of New York and the Federal Rules of Civil Procedure, and (ii) may be made on the Buyer by delivery of the same personally to its State of New York registered agent, Corporation Service Company at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, or by any other method authorized by the laws of the State of New York and the Federal Rules of Civil Procedure.

24.6.2	Headings
All headings in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

24.7	Waiver of Jury Trial
EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM OR CROSS-CLAIM THEREIN.

24.8	No Representations Outside of this Agreement
The parties declare that, prior to the execution of this Agreement, they, with the advice of their respective counsel, apprised themselves of sufficient relevant data in order that they might intelligently exercise their own judgments in deciding whether to execute this Agreement and in deciding on the contents of this Agreement. Each party further declares that its decision to execute this Agreement is not predicated on or influenced by any declarations or representations by any other person, party, or any predecessors in interest, successors, assigns, officers, directors, employees, agents or attorneys of any said person or party, except as set forth in this Agreement. This Agreement resulted from negotiation involving counsel for all of the parties hereto and no term herein shall be construed or interpreted against any party under the contra proferentum or any related doctrine.

24.9	Confidentiality
This Agreement and any reports or other data furnished hereunder, including but not limited to Aircraft pricing (the “Confidential Information”), shall be treated by both parties (including their employees, agents and advisors) as strictly confidential. The parties shall not disclose the contents of this Agreement, in whole or in part, to any third party without the prior written consent of the other party, except as required by applicable law, as may be necessary to enforce, or defend against, the terms hereof, or pursuant to legal process. It is further understood that any of such information:

i.	which at the time of disclosure is in the public domain; or

ii.	which is available to the general public, other than as a result of an unauthorized disclosure by the parties hereto; or

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iii.	which is disclosed pursuant to a valid order of a court or regulatory agency or other governmental body or any political subdivision thereof; or

iv.	which is verifiably developed by a party without the benefit of such information; or

v.	which is obtained from a third party which has an unrestricted right to disclose such information shall not be subject to the limitations herein.

Without limiting the generality of the foregoing, the Buyer shall use its reasonable efforts to limit the disclosure of the contents of this Agreement to the extent legally permissible as determined by Buyer’s counsel, in any filing required to be made by the Buyer with any governmental agency (including, without limitation the United States Securities and Exchange Commission) and shall make such applications as shall be necessary to implement the foregoing. With respect to any public disclosure or filing, the Buyer agrees to submit to the Seller a copy of the proposed document to be filed or disclosed and shall give the Seller a reasonable period of time in which to review said document. The Buyer and the Seller shall consult with each other prior to the making of any public disclosure or filing, permitted hereunder, of this Agreement or the terms and conditions thereof.

Neither party shall issue a press release, or otherwise, disclose, publicly, the entry into this
Agreement, without the prior written consent of the other party. The parties shall mutually agree on the text of any public announcement to be issued.

The provisions of this Clause 22.9 shall survive any termination of this Agreement.

Notwithstanding the foregoing, the Seller shall be entitled to disclose […***…] to the Propulsion Systems Manufacturer.

24.10	Severability
If any provision of this Agreement should for any reason be held ineffective, the remainder of this Agreement shall remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.

24.11	Entire Agreement
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understanding, commitments or representations whatsoever, whether oral or written. This Agreement shall not be amended or modified except by an instrument in writing of even date herewith or subsequent hereto executed by both parties or by their fully authorized representatives.

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24.12	Inconsistencies
In the event of any inconsistency between the terms of this Agreement and the terms contained in either (i) the Specification, or (ii) any other Exhibit, in each such case the terms of this Agreement shall prevail over the terms of the Specification or any other Exhibit. For the purpose of this Clause 22.12, the term Agreement shall not include the Specification or any other Exhibit hereto.

24.13	Language
All correspondence, documents and any other written matters in connection with this Agreement shall be in English.

24.14	Counterparts
This Agreement has been executed in two (2) original copies.

Notwithstanding the foregoing, this Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, this Agreement was entered into as of the day and year first above written.

AIRBUS, S.A.S.

By: __/s/______________________

Name: _______________________

Title: ________________________

ALLEGIANT AIR, LLC

By: __/s/_______________________

Name: ________________________

Title: _________________________

CT1107608        Execution Version
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Exhibit A

E X H I B I T A

S P E C I F I C A T I O N

The A320 Standard Specification is contained in a separate folder.

CT1107608        Exh A -1/1
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Appendix 1 to Exhibit A

[…***…]

CT1107608        Appendix 1 to Exh A -1/2
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Exhibit B

E X H I B I T B

Exhibit B-1: Form of a Specification Change Notice

Exhibit B-2: Form of a Manufacturer’s Specification Change Notice

CT1107608        Exh B - 1/7
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Exhibit B-2

SPECIFICATION CHANGE NOTICE (SCN)	For SCN Number Issue Dated Page

Title :

Description :

Effect on weight :
•    Manufacturer’s Weight Empty change :
•    Operational Weight Empty change :
•    Allowable Payload change :

Remarks / References

Specification changed by this SCN

This SCN requires prior or concurrent acceptance of the following SCN (s):

CT1107608        Exh B - 2/7
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Exhibit B-2

Price per aircraft US DOLLARS: AT DELIVERY CONDITIONS: This change will be effective on AIRCRAFT N° and subsequent. Provided approval is received by Buyer approval Seller approval By : By : Date : Date :
SPECIFICATION CHANGE NOTICE (SCN)	For SCN Number Issue Dated Page

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Exhibit B-2

Specification repercussion: After contractual agreement with respect to weight, performance, delivery, etc, the indicated part of the specification wording will read as follows:

SPECIFICATION CHANGE NOTICE (SCN)	For SCN Number Issue Dated Page

CT1107608        Exh B - 4/7
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Exhibit B-2

Scope of change (FOR INFORMATION ONLY)

CT1107608        Exh B - 5/7
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Exhibit B-2

MANUFACTURER’S SPECIFICATION CHANGE NOTICE (MSCN)	For MSCN Number Issue Dated Page
Title : Description : Effect on weight : • Manufacturer’s Weight Empty change : • Operational Weight Empty change : • Allowable Payload change : Remarks / References Specification changed by this MSCN

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Exhibit B-2

Price per aircraft US DOLLARS: AT DELIVERY CONDITIONS: This change will be effective on AIRCRAFT N° and subsequent. Provided MSCN is not rejected by Buyer approval Seller approval By : By : Date : Date :

CT1107608        Exh B - 7/7
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Exhibit B-2

MANUFACTURER’S SPECIFICATION CHANGE NOTICE (MSCN)	For MSCN Number Issue Dated Page
Specification repercussion: After contractual agreement with respect to weight, performance, delivery, etc, the indicated part of the specification wording will read as follows:

CT1107608        Exh B - 8/7
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Exhibit B-2

MANUFACTURER’S SPECIFICATION CHANGE NOTICE (MSCN)	For MSCN Number Issue Dated Page

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Exhibit B-2

Scope of change (FOR INFORMATION ONLY)

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Exhibit C

AIRCRAFT PRICE REVISION FORMULA

Exhibit C-1: Seller Price Revision Formula

Exhibit C-2: Propulsion Systems Price Revision Formula – CFM International

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Exhibit C-1

PART 1    SELLER PRICE REVISION FORMULA

1.	BASE PRICE
The Base Price of the Airframe quoted in Clause 3.1 of the Agreement is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions hereof.

2.	BASE PERIOD
The Base Price of the Airframe has been established in accordance with the average economic conditions prevailing in […***…] as defined by "ECIb" and "ICb" index values indicated hereafter.

3.	INDEXES
Labor Index: "Employment Cost Index for Workers in Aerospace manufacturing" hereinafter referred to as "ECI336411W", quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS Code 336411, base month and year December 2005 = 100).

The quarterly value released for a certain month (March, June, September and December) shall be the one deemed to apply for the two preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I.

Material Index: "Industrial Commodities" (hereinafter referred to as "IC") as published in "PPI Detailed Report" (found in Table 9. “Producer price indexes and percent changes for commodity

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CONFIDENTIAL

Exhibit C-1

and service groupings and individual items not seasonally adjusted” or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15.

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Exhibit C-1

4.	REVISION FORMULA
[…***…]

5.	GENERAL PROVISIONS

5.1	Roundings
The Labor Index average and the Material Index average shall be computed to the first decimal. If the next succeeding place is five (5) or more, the preceding decimal place shall be raised to the next higher figure.

Each quotient […***…] shall be rounded to the nearest ten-thousandth (4 decimals). If the next succeeding place is five (5) or more, the preceding decimal place shall be raised to the next higher figure.

The final factor […***…] shall be rounded to the nearest ten-thousandth (4 decimals).

The final price shall be rounded to the nearest whole number (0.5 or more rounded to 1).

5.2	Substitution of Indexes for Seller Price Revision Formula
If:

(i)	the United States Department of Labor substantially revises the methodology of calculation of the Labor Index or the Material Index as used in the Seller Price Revision Formula, or

(ii)	the United States Department of Labor discontinues, either temporarily or permanently, such Labor Index or such Material Index, or

(iii)	the data samples used to calculate such Labor Index or such Material Index are substantially changed;

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Exhibit C-1

the Seller shall select a substitute index […***…] for inclusion in the Seller Price Revision Formula (the "Substitute Index").

The Substitute Index shall reflect as closely as possible the actual variance of the Labor Costs or of the material costs used in the calculation of the original Labor Index or Material Index as the case may be.

As a result of the selection of the Substitute Index, the Seller shall make an appropriate adjustment to the Seller Price Revision Formula to combine the successive utilization of the original Labor Index or Material Index (as the case may be) and of the Substitute Index.

5.3	Final Index Values
The Index values as defined in Clause 4 above shall be considered final and no further adjustment to the base prices as revised at Delivery of the Aircraft shall be made after Aircraft Delivery for any subsequent changes in the published Index values.

5.4	[…***…]

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Exhibit C-2

PART 2    PROPULSION SYSTEMS PRICE REVISION FORMULA
CFM INTERNATIONAL

1    REFERENCE PRICE OF THE PROPULSION SYSTEMS

The Reference Price of a set of two (2) CFM INTERNATIONALCFM56-5B4/3 Engines is:

[…***…]

This Reference Price is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics and in accordance with the provisions of Clauses 4 and 5 of this Exhibit C.

2    REFERENCE PERIOD

The above Reference Price has been established in accordance with the economic conditions prevailing for a theoretical delivery […***…] as defined by CFM INTERNATIONAL by the Reference Composite Price Index (CPIb) of […***…].

3	INDEXES
Labor Index: "Employment Cost Index for Workers in Aerospace manufacturing" hereinafter referred to as "ECI336411W", quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, NAICS code 336411, base month and year December 2005 = 100, […***…]

The quarterly value released for a certain month (March, June, September and December) shall be the one deemed to apply for the two preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: CIU2023211000000I.

Material Index: "Industrial Commodities" (hereinafter referred to as "IC") as published in "PPI Detailed Report" (found in Table 9. “Producer price indexes and percent changes for commodity and service groupings and individual items not seasonally adjusted” or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: WPU03THRU15

4    REVISION FORMULA

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Exhibit C-2

[…***…]

5    GENERAL PROVISIONS
5.1    Roundings

(i)	The Material index average (ICn) shall be rounded to the nearest second decimal place and the labor index average (ECIn) shall be rounded to the nearest first decimal place.

(ii)	CPIn shall be rounded to the nearest second decimal place.

(iii)	The final factor […***…] shall be rounded to the nearest third decimal place.
If the next succeeding place is five (5) or more, the preceding decimal place shall be raised to the next higher figure.

After final computation, Pn shall be rounded to the nearest whole number (0.5 rounds to 1).

5.2	Final Index Values

The revised Reference Price at the date of Aircraft Delivery shall not be subject to any further adjustments in the indexes.

5.3	Interruption of Index Publication

If the US Department of Labor substantially revises the methodology of calculation or discontinues any to these indexes referred to hereabove, the Seller shall reflect the substitute for the revised or discontinued index selected by CFM INTERNATIONAL, such substitute index to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original index as it may have fluctuated had it not been revised or discontinued.

Appropriate revision of the formula shall be made to accomplish this result.

5.4	Annulment of Formula

Should the above escalation provisions become null and void by action of the US Government, the Reference Price shall be adjusted due to increases in the costs of labor and material which have occurred from the period represented by the applicable Reference Composite Price Index to the twelfth (12th) month prior to the month of Aircraft Delivery.

5.5	[…***…]

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Exhibit C-2

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Exhibit D-1

CERTIFICATE OF ACCEPTANCE

In accordance with the terms of clause _____ of the _____ purchase agreement dated _____ __________ _____ and made between [name of the party to the Purchase Agreement] (the “Customer”) and Airbus S.A.S., as amended and supplemented from time to time (the “Purchase Agreement”), the technical acceptance tests relating to one Airbus A3__-___ aircraft bearing manufacturer’s serial number _____ and registration mark _____ (the “Aircraft”) have taken place in […***…].

In view of said tests having been carried out with satisfactory results, the Customer, [as agent of [Name of party purchasing the Aircraft] (the “Owner”) pursuant to the purchase agreement assignment dated _____ __________ _____ and made between the Customer and the Owner], hereby approves the Aircraft as being in conformity with the provisions of the Purchase Agreement and accepts the Aircraft for delivery in accordance with the provisions of the Purchase Agreement.

Such acceptance shall not impair the rights that may be derived from the warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.

IN WITNESS WHEREOF, the Customer, [as agent of the Owner], has caused this instrument to be executed by its duly authorised representative this _____ day of __________ _____ in […***…].

[CUSTOMER] [as agent of the OWNER]

Name:

Title:

Signature:

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Exhibit D-2

CERTIFICATE OF ACCEPTANCE

In accordance with the terms of clause _____ of the _____ purchase agreement dated _____ __________ _____ and made between [name of the party to the Purchase Agreement] (the “Customer”) and Airbus S.A.S., as amended and supplemented from time to time (the “Purchase Agreement”), the technical acceptance tests relating to one Airbus A3__-___ aircraft bearing manufacturer’s serial number _____ and registration mark _____ (the “Aircraft”) have taken place in […***…].

In view of said tests having been carried out with satisfactory results, the Customer, hereby approves the Aircraft as being in conformity with the provisions of the Purchase Agreement and accepts the Aircraft for delivery in accordance with the provisions of the Purchase Agreement.

Such acceptance shall not impair the rights that may be derived from the warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.

IN WITNESS WHEREOF, the Customer, has caused this instrument to be executed by its duly authorized representative this _____ day of __________ _____ […***…].

[CUSTOMER] [as agent of the OWNER]

Name:

Title:

Signature:

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Exhibit E-1

AIRCRAFT BILL OF SALE
(the “Bill of Sale”)

Know all men by these presents that Airbus S.A.S., a Société par Actions Simplifiée existing under French law and having its principal office at 1, rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE (the “Seller”), is, this _____ day of __________ _____, the owner of the title to the following airframe (the “Airframe”), the [engines/propulsion systems] as specified (the “[Engines/Propulsion Systems]”) and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, excluding buyer furnished equipment, (“BFE”), incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:    [ENGINES/PROPULSION SYSTEMS]:
AIRBUS Model A3[•]-[•]    [manufacturer] Model _____
MANUFACTURER'S SERIAL NUMBER:

ENGINE SERIAL NUMBERS:
_____    LH:    _____
RH:    _____
REGISTRATION MARK:_____
The Airframe, [Engines/Propulsion Systems] and Parts are hereafter together referred to as the “Aircraft”.
The Seller did, this _____ day of __________ _____, sell, transfer and deliver all of its above described rights, title and interest in and to the Aircraft to the following entity and to its successors and assigns forever, said Aircraft to be the property thereof:

[Insert Name and Address of Buyer]
(the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it has good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.
This Bill of Sale is governed by and shall be construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorised representative this _____ day of __________ _____ in […***…].

AIRBUS S.A.S.
Name:
Title:
Signature:

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Exhibit E-2

AIRCRAFT BILL OF SALE
(the “Bill of Sale”)

Know all men by these presents that Airbus Americas Inc., a Delaware corporation having its principal place of business at 2550 Wasser Terrace, Suite 9100, Herndon, VA 20171, United States (the “Seller”), is, this _____ day of __________ _____, the owner of the title to the following airframe (the “Airframe”), the [engines/propulsion systems] as specified (the “[Engines/Propulsion Systems]”) and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, excluding buyer furnished equipment, (“BFE”), incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:    [ENGINES/PROPULSION SYSTEMS]:
AIRBUS Model A3[•]-[•]    [manufacturer] Model _____
MANUFACTURER'S SERIAL NUMBER:

ENGINE SERIAL NUMBERS:
_____    LH:    _____
RH:    _____
REGISTRATION MARK:_____
The Airframe, [Engines/Propulsion Systems] and Parts are hereafter together referred to as the “Aircraft”.
The Seller did, this _____ day of __________ _____, sell, transfer and deliver all of its above described rights, title and interest in and to the Aircraft to the following entity and to its successors and assigns forever, said Aircraft to be the property thereof:
[Insert Name and Address of Buyer]
(the “Buyer”)
The Seller hereby warrants to the Buyer, its successors and assigns that it has good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.
This Bill of Sale is governed by and shall be construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorized representative this _____ day of __________ _____ in […***…].

AIRBUS AMERICAS INC.

By:______________________________________
Name:
Title:

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Exhibit F

EXHIBIT F

S E R V I C E L I F E P O L I C Y

L I S T O F I T E M S

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Exhibit F

SELLER SERVICE LIFE POLICY

1    The Items covered by the Service Life Policy pursuant to Clause 12.2 are those Seller Items of primary and auxiliary structure described hereunder.

2    WINGS - CENTER AND OUTER WING BOX (LEFT AND RIGHT)

[…***…]

3    FUSELAGE

[…***…]

4    STABILIZERS

[…***…]

5    EXCLUSIONS

Bearing and roller assemblies, bearing surfaces, bushings, fittings other than those listed above, access and inspection doors, including manhole doors, latching mechanisms, all system components, commercial interior parts, insulation and related installation and connecting devices are excluded from this Seller Service Life Policy.

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Exhibit G

TECHNICAL DATA & SOFTWARE

Where applicable, data shall be established in general compliance with the ATA 100 Information Standards for Aviation Maintenance and the applicable provisions for digital standard of ATA Specification 2200 (iSpec2200).

The Seller shall provide the Buyer with the following Technical Data (or such other equivalent Technical Data as may be applicable at the time of their provision to the Buyer).

1-    Airbus Flight Operations Data Package

The Airbus Flight Operations Data Package encompasses the following customised operational manuals required to operate the Aircraft:

-    Flight Manual (FM),
-    Flight Crew Operating Manual (FCOM),
-    Flight Crew Training Manual (FCTM),
-    Quick Reference Handbook (QRH),
-    Cabin Crew Operating Manual (CCOM),
-    Master Minimum Equipment List (MMEL),
-    Weight and Balance Manual (WBM).

1.1-     Format of Data

The Flight Operations Data Package shall be available on-line through the Seller’s customer portal AirbusWorld in eXtensible Mark-up Language (XML), for downloading and further data processing and customization, and/or in Portable Document Format (PDF), as applicable.

In addition, the Seller shall make available up to a maximum of two (2) QRH sets per Aircraft in paper format.

Upon the Buyer’s request, a back-up copy of the manuals of the Flight Operations Data Package may be provided off-line on CD or DVD.

1.2-     Availability Schedule

The Airbus Flight Operations Data Package, reflecting the Buyer’s Aircraft configuration, shall be available to the Buyer […***…] before the Scheduled Delivery Month of the first Aircraft.

A preliminary customized MMEL shall be available […***…] prior to the Scheduled Delivery Month of the first Aircraft.

The final issue of WBM and FM shall be made available at the time of each Aircraft Delivery.

2-    Airbus Maintenance Technical Data Package

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Exhibit G

The Airbus Maintenance Technical Data Package encompasses the following customised maintenance data required for on-aircraft maintenance to ensure the continued airworthiness of the Aircraft:

-    Aircraft Maintenance Manual (AMM),
-    Aircraft Wiring Manual (AWM),
-    Aircraft Schematics Manual (ASM),
-    Aircraft Wiring Lists (AWL),
-    Illustrated Part Catalog (IPC),
-    Trouble Shooting Manual (TSM).

2.1-     Format of Data

The Airbus Maintenance Technical Data Package shall be available in the Airn@v/Maintenance module of the AirN@v software and shall be accessible on-line through the Seller’s customer portal AirbusWorld.

In addition, if so requested by the Buyer, the corresponding raw data in Standard Generalized Mark-up Language (SGML) format shall also be made available for download from the Seller’s customer portal AirbusWorld.

Upon the Buyer’s request, a back-up copy of the data of the Airbus Maintenance Technical Data Package may be provided off-line on CD or DVD.

2.2-     Availability Schedule

The Airbus Maintenance Technical Data Package, reflecting the Buyer’s Aircraft configuration, shall be available to the Buyer […***…] before the Scheduled Delivery Month of the first Aircraft.

Upon the Buyer’s request, where applicable, preliminary customized maintenance data may be available […***…] prior to the Scheduled Delivery Month of the first Aircraft.

3-     Non-customized Technical Data

Non-customised Technical Data, provided as part of the Maintenance Technical Data Package, shall be made available to the Buyer either in the corresponding Airn@v software module, as detailed in Clause 14.9 of the Agreement, or in PDF format, as applicable.

The Technical Data belonging to each AirN@v module and/or available in PDF format shall be as listed in the Seller’s Customer Services Catalog current at the time of the delivery of the Technical Data.

Non-customised Technical Data shall be made available to the Buyer in accordance with a schedule to be mutually agreed between the Buyer and Seller no later than […***…] prior to the Scheduled Delivery Month of the first Aircraft.

4-    Additional Technical Data

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Exhibit G

4.1
In addition to the Flight Operations Data Package and the Maintenance Technical Data Package, the Seller shall provide, at Delivery of each Aircraft, on-line access to the Aircraft mechanical drawings that cover installation of structure and systems fitted on the Buyer’s Aircraft at Delivery.

4.2     Within […***…] after the Delivery of each Aircraft, the Seller shall provide:

-    the weighing report, for integration into the WBM by the Buyer,
-    the Electrical Load Analysis (ELA), in a format allowing further updating by the            Buyer.

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Exhibit H

E X H I B I T H

M A T E R I A L

S U P P L Y AND S E R V I C E S

1.    GENERAL

1.1    Scope

1.1.1    This Exhibit H sets forth the terms and conditions for the support and services offered by the Seller to the Buyer with respect to Material (as defined below).

1.1.2    References made to Articles shall be deemed to refer to articles of this Exhibit H unless otherwise specified.

1.1.3    For purposes of this Exhibit H:

1.1.4    the term “Supplier” shall mean any supplier providing any of the Material listed in Article 1.2.1 and the term “Supplier Part” shall mean an individual item of Material.

1.1.5    The term “SPEC 2000” means the “E-Business Specification for Materials Management” document published by the Air Transport Association of America.

1.2    Material Categories

1.2.1    Each of the following constitutes "Material" for purposes of this Exhibit H:

(i)    Seller parts;

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Exhibit H

(ii)    Supplier Parts classified as Repairable Line Maintenance Parts (as defined in SPEC 2000);

(iii)     Supplier Parts classified as Expendable Line Maintenance Parts (as defined in SPEC 2000);

(iv)    Seller and Supplier ground support equipment and specific-to-type tools where “Seller Parts” means Seller's proprietary parts bearing a part number of the Seller or for which the Seller has the exclusive sales rights.

1.2.2    Propulsion Systems, engine exchange kits, their accessories and parts for any of the foregoing, are not covered under this Exhibit H.

1.3    Term

During a period commencing on the date hereof and continuing as long as at least […***…] aircraft of the A320 model are operated in commercial air transport service, of which at least […***…] is operated by the Buyer (the "Term"), the Seller shall maintain, or cause to be maintained, a reasonable stock of Seller Parts.

The Seller shall use reasonable efforts to obtain a similar service from all Suppliers of Supplier Parts originally installed on an Aircraft at Delivery.

1.4    Airbus Material Store

1.4.1    AACS Spares Center

The Seller has established and shall maintain or cause to be maintained, during the Term, a US store ("US Spares Center"). The US Spares Center shall be operated twenty-four (24) hours per day, seven (7) days per week, for the handling of AOG and critical orders for Seller Parts.

The Seller shall make reasonable efforts to deliver Seller Parts to the Buyer from the US Spares Center.

1.4.2    Material Support Center, Germany

The Seller has established its material headquarters in Hamburg, Germany (the "Airbus Material Center") and shall, during the Term, maintain, or have maintained on its behalf, a central store of Seller Parts. The Airbus Material Center shall be operated twenty-four (24) hours per day, seven (7) days per week.

1.4.3    Other Points of Shipment

1.4.3.1    In addition to the US Spares Center and the Airbus Material Center, the Seller and its Affiliates operate a global network of regional satellite stores (The “Regional Satellite Stores”). A list of such stores shall be provided to the Buyer upon the Buyer’s request.

1.4.3.2    The Seller reserves the right to effect deliveries from distribution centers other than the US Spares Center or the Airbus Material Center, which may include the Regional Satellite Stores or any other production or Supplier’s facilities. […***…]

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Exhibit H

1.5    Customer Order Desk

The Seller operates a “Customer Order Desk”, the main functions of which are:

(i)    Management of order entries for all priorities, including Aircraft On Ground (“AOG”);

(ii)    Management of order changes and cancellations;

(iii)    Administration of Buyer’s routing instructions;

(iv)    Management of Material returns;

(v)    Clarification of delivery discrepancies;

(vi)    Issuance of credit and debt notes.

The Buyer hereby agrees to communicate its orders for Material to the Customer Order Desk either in electronic format (SPEC 2000) or via the Internet.

1.6    Commitments of the Buyer

1.6.1    During the Term, the Buyer agrees to purchase from

(a)    the Seller, AACS or the Seller’s licensee(s) the Seller Parts required for the Buyer's own needs; or

(b)    other operators or purchase Seller Parts from said operators or from distributors, provided said Seller Parts were originally designed by the Seller and manufactured by the Seller or its licensees.

1.6.2    Subject to the express further agreement of the Seller in relation to Article 1.6.2 (ii) below, the Buyer may manufacture, exclusively for its own use parts, equivalent to Seller Parts, provided, however, that it may only do so in one of the following circumstances:

(i)    after expiration of the Term, the concerned Seller Parts are out of stock;

(ii)    Seller Parts are needed to perform confirmed AOG repairs upon any Aircraft delivered under the Agreement and are not available from the Seller, its licensees or other approved sources within a lead time shorter than or equal to the time in which the Buyer can manufacture such parts;

(iii)    when a Seller Part is identified as "Local Manufacture" in the Illustrated Parts Catalog.

1.6.3.1    The rights granted to the Buyer in Article 1.6.2 shall not in any way be construed as a license, nor shall they in any way obligate the Buyer to pay any license fee or royalty, nor shall they in any way be construed to affect the rights of third parties.

1.6.3.2    If the Buyer manufactures any parts pursuant to Article 1.6.2, the Buyer shall be solely responsible for such manufacturing and any use made of the manufactured parts, and the confirmation given by the Seller under Article 1.6.2 shall not be construed as express or implicit approval either of the Buyer in its capacity as manufacturer of such parts or of the manufactured parts.

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Exhibit H

The Buyer shall also be solely responsible to ensure that such manufacturing is performed in accordance with the relevant procedures and Aviation Authority requirements.

THE SELLER SHALL NOT BE LIABLE FOR, AND THE BUYER SHALL INDEMNIFY THE SELLER AGAINST, ANY CLAIMS FROM ANY THIRD PARTIES FOR LOSSES DUE TO ANY DEFECT OR NON-CONFORMITY OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH ANY MANUFACTURING OF ANY PART UNDERTAKEN BY THE BUYER UNDER ARTICLE 1.6.2 OR ANY OTHER ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS EXHIBIT H WHETHER SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR OMISSIONS OF THE BUYER.

1.6.3.3    The Buyer shall allocate its own part number to any part manufactured in accordance with Article 1.6.2. The Buyer shall under no circumstances be allowed to use the Airbus part number of the Seller Part to which such manufactured part is intended to be equivalent.

1.6.3.4    The Buyer shall not be entitled to sell or lend any part manufactured under the provisions of Article 1.6.2 to any third party.

2.    INITIAL PROVISIONING

2.1    Period

The initial provisioning period commences with the Pre-Provisioning Meeting, as defined in Article 2.2.1, and expires on the […***…] day after Delivery of the last Aircraft firmly ordered under the Agreement as of the date hereof (“Initial Provisioning Period").

2.2    Pre-Provisioning Meeting

2.2.1    The Seller shall organize a pre-provisioning meeting at AACS Spares Center or at the Airbus Material Center, or at any other agreed location, for the purpose of setting an acceptable schedule and working procedure for the preparation of the initial issue of the Provisioning Data and the Initial Provisioning Conference referred to in Articles 2.3 and 2.4 below (the “Pre-Provisioning Meeting”).

During the Pre-Provisioning Meeting, the Seller shall familiarize the Buyer with the provisioning processes, methods and formulae of calculation and documentation.

2.2.2    The Pre-Provisioning Meeting shall take place on an agreed date that is no later than nine (9) months prior to Scheduled Delivery Month of the first Aircraft, allowing a minimum preparation time of eight (8) weeks for the Initial Provisioning Conference.

2.3    Initial Provisioning Conference

The Seller shall organize an initial provisioning conference at the AACS Spares Center or at the Airbus Material Center (the “Initial Provisioning Conference”), the purpose of which shall be to agree the material scope and working procedures to accomplish the initial provisioning of Material (the “Initial Provisioning”).

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Exhibit H

The Initial Provisioning Conference shall take place at the earliest eight (8) weeks after Aircraft Manufacturer Serial Number allocation or Contractual Definition Freeze, whichever occurs last and latest six (6) months before the Scheduled Delivery Month of the first Aircraft.

2.4    Provisioning Data

2.4.1    Provisioning data generally in accordance with SPEC 2000, Chapter 1, for Material described in Articles 1.2.1 (i) through 1.2.1 (iii) ("Provisioning Data") shall be supplied by the Seller to the Buyer in the English language, in a format and timeframe to be agreed during the Pre-Provisioning Meeting.

2.4.1.1    Unless a longer revision cycle has been agreed, the Provisioning Data shall be revised every ninety (90) days up to the end of the Initial Provisioning Period.

2.4.1.2    The Seller shall ensure that Provisioning Data is provided to the Buyer in time to permit the Buyer to perform any necessary evaluation and to place orders in a timely manner.

2.4.1.3    Provisioning Data generated by the Seller shall comply with the configuration of the Aircraft as documented three (3) months before the date of issue.

This provision shall not cover:

(i)    Buyer modifications not known to the Seller,

(ii)    other modifications not approved by the Seller’s Aviation Authorities.

2.4.2    Supplier-Supplied Data

Provisioning Data relating to each Supplier Part (both initial issue and revisions) shall be produced by Supplier thereof and may be delivered to the Buyer either by the Seller or such Supplier. It is agreed and understood by the Buyer that the Seller shall not be responsible for the substance, accuracy or quality of such data. Such Provisioning Data shall be provided in either SPEC 2000 format or any other agreed format.

2.4.3    Supplementary Data

The Seller shall provide the Buyer with data supplementary to the Provisioning Data. This shall include ground support equipment and specific-to-type tools.

2.5    Commercial Offer

Upon the Buyer’s request, the Seller shall submit a commercial offer for Initial Provisioning Material.

2.6    Delivery of Initial Provisioning Material

2.6.1    During the Initial Provisioning Period, Initial Provisioning Material shall conform to the latest known configuration standard of the Aircraft for which such Material is intended as reflected in the Provisioning Data transmitted by the Seller.

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Exhibit H

2.6.2    The delivery of Initial Provisioning Material shall take place according to the conditions specified in the commercial offer mentioned in Article 2.5.

2.6.3    All Initial Provisioning Material shall be packaged in accordance with ATA 300 Specification.

2.7    Buy-Back Period and Buy-Back of Initial Provisioning Surplus Material

a)     The “Buy-Back Period” is defined as the period starting […***…] after and ending […***…] after Delivery of the first Aircraft to the Buyer.

b) At any time during the Buy-Back Period, the Buyer shall have the right to return to the Seller solely Seller Parts as per Article 1.2.1 (i) or Supplier Parts as per Article 1.2.1 (ii), subject to the Buyer providing sufficient evidence that such Material fulfils the conditions defined hereunder.

c)     Material as set forth in Article b) above shall be eligible for Buy-Back provided:

i)    The Material is unused and undamaged and is accompanied by the Seller's original documentation (tag, certificates);

ii)    The Seller provided the Buyer with an Initial Provisioning recommendation for such Material at the time of the Initial Provisioning Conference based upon a maximum protection level of […***…] and a maximum transit time of […***…];

iii)    The quantity procured by the Buyer was not in excess of the provisioning quantities recommended by the Seller;

iv)    The Material was purchased for Initial Provisioning purposes by the Buyer directly from the Seller;

v)     The Material ordered by the Buyer is identified as an Initial Provisioning order and was placed on routine, and not expedite, basis;

vi)    The Material and its components have at least […***…] shelf life remaining when returned;

vii)    The Material is returned to the Seller by the Buyer and has effectively been received and accepted by the Seller before the end of the Buy-Back Period.

d)     If any Material is accepted for Buy-Back, the Seller shall credit the Buyer as follows:

-     For Seller Parts as per Article 1.2.1 (i) the Seller shall credit the Buyer one hundred percent (100%) of the price originally paid;

-    For Supplier Parts as per Article 1.2.1 (ii) the Seller shall credit the Buyer one hundred percent (100%) of the original Supplier list price valid at the time of order placement.

e)     In the event of the Buyer electing to procure Material in excess of the Seller's recommendation, the Buyer shall notify the Seller thereof in writing, with due reference to the present Article 2.7. The Seller's acknowledgement and agreement in writing shall be necessary before any Material in excess of the Seller's Initial Provisioning recommendation shall be considered for Buy-Back.

CT1107608        Exh H - 6/10
CONFIDENTIAL

Exhibit H

f)     It is expressly understood and agreed that all credits described in Article 2.7 (d) shall be provided by the Seller to the Buyer exclusively by means of credit notes to the Buyer's Material account with the Seller.

g)    Transportation costs for the agreed return of Material under this Article 2.7 shall be borne by the Buyer.

3.    OTHER MATERIAL SUPPORT

As of the date hereof, the Seller currently offers various types of parts support through the Customer Services Catalog on the terms and conditions set forth therein from time to time, including, but not limited to the lease of certain Seller Parts, the repair of Seller Parts and the sale or lease of ground support equipment and specific-to-type tools.

4.    WARRANTIES

4.1    Seller Parts

Subject to the limitations and conditions as hereinafter provided, the Seller warrants to the Buyer that all Seller Parts, sold under this Exhibit H shall at delivery to the Buyer:

(i)    be free from defects in material.

(ii)    be free from defects in workmanship, including without limitation processes of manufacture.

(iii)    be free from defects arising from failure to conform to the applicable specification for such part.

4.1.1    Warranty Period

4.1.1.1    The warranty period for Seller Parts is […***…] for new Seller Parts and […***…] for used Seller Parts from delivery of such parts to the Buyer.

4.1.1.2    Whenever any Seller Part that contains a defect for which the Seller is liable under Article 4.1 has been corrected, replaced or repaired pursuant to the terms of this Article 4.1, the period of the Seller's warranty with respect to such corrected, repaired or replacement Seller Part, as the case may be, shall be the remaining portion of the original warranty period or […***…], whichever is longer.

4.1.2    Buyer's Remedy and Seller's Obligation

The Buyer's remedy and Seller's obligation and liability under this Article 4.1 are limited to the repair, replacement or correction, at the Seller's expense and option, of any Seller Part that is defective.

The Seller may alternatively furnish to the Buyer’s account with the Seller a credit equal to the price such Seller Part.

The provisions of Clauses 12.1.5 through 12.1.11 of the Agreement shall apply to claims made pursuant to this Article 4.1.

4.2    Supplier Parts

CT1107608        Exh H - 7/10
CONFIDENTIAL

Exhibit H

With respect to Supplier Parts to be delivered to the Buyer under this Exhibit H, the Seller agrees to transfer to the Buyer the benefit of any warranties, which the Seller may have obtained from the corresponding Suppliers and the Buyer hereby agrees that it shall accept the same.

4.3    Waiver, Release and Renunciation

THIS ARTICLE 4 (INCLUDING ITS SUBPARTS) SETS FORTH THE EXCLUSIVE WARRANTIES, EXCLUSIVE LIABILITIES AND EXCLUSIVE OBLIGATIONS OF THE SELLER, AND THE EXCLUSIVE REMEDIES AVAILABLE TO THE BUYER, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, ARISING FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN ANY SELLER PART, MATERIAL, LEASED PART, OR SERVICES DELIVERED BY THE SELLER UNDER THIS AGREEMENT, […***…].

THE BUYER RECOGNIZES THAT THE RIGHTS, WARRANTIES AND REMEDIES IN THIS ARTICLE 4 ARE ADEQUATE AND SUFFICIENT TO PROTECT THE BUYER FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN THE SELLER PARTS, MATERIALS, LEASED PARTS, OR SERVICES SUPPLIED UNDER THIS AGREEMENT. THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS, GUARANTEES AND LIABILITIES OF THE SELLER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND ITS SUPPLIERS, WHETHER EXPRESS OR IMPLIED BY CONTRACT, TORT, OR STATUTORY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMITY OR DEFECT OR PROBLEM OF ANY KIND IN ANY SELLER PART, MATERIAL, LEASED PART, OR SERVICES DELIVERED BY THE SELLER UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

(1)    ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR ANY GENERAL OR PARTICULAR PURPOSE;

(2)    ANY IMPLIED OR EXPRESS WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(3)    ANY RIGHT, CLAIM OR REMEDY FOR BREACH OF CONTRACT;

(4)    ANY RIGHT, CLAIM OR REMEDY FOR TORT, UNDER ANY THEORY OF LIABILITY, HOWEVER ALLEGED, INCLUDING, BUT NOT LIMITED TO, ACTIONS AND/OR CLAIMS FOR NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACTS, WILLFUL DISREGARD, IMPLIED WARRANTY, PRODUCT LIABILITY, STRICT LIABILITY OR FAILURE TO WARN;

(5)    ANY RIGHT, CLAIM OR REMEDY ARISING UNDER THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATE OR FEDERAL STATUTE;

(6)    ANY RIGHT, CLAIM OR REMEDY ARISING UNDER ANY REGULATIONS OR STANDARDS IMPOSED BY ANY INTERNATIONAL, NATIONAL, STATE OR LOCAL STATUTE OR AGENCY;

(7)    ANY RIGHT, CLAIM OR REMEDY TO RECOVER OR BE COMPENSATED FOR:

CT1107608        Exh H - 8/10
CONFIDENTIAL

Exhibit H

(a)    LOSS OF USE OR REPLACEMENT OF ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THE AGREEMENT;

(b)    LOSS OF, OR DAMAGE OF ANY KIND TO, ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THE AGREEMENT;

(c)    LOSS OF PROFITS AND/OR REVENUES;

(d)    ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGE.

THE WARRANTIES PROVIDED BY THIS AGREEMENT SHALL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY THE SELLER AND THE BUYER. IN THE EVENT THAT ANY PROVISION OF THIS ARTICLE 4 SHOULD FOR ANY REASON BE HELD UNLAWFUL, OR OTHERWISE UNENFORCEABLE, THE REMAINDER OF THIS ARTICLE 4 SHALL REMAIN IN FULL FORCE AND EFFECT.

FOR THE PURPOSES OF THIS ARTICLE 4, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS, SUBCONTRACTORS, AND AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

4.4    Duplicate Remedies

The remedies provided to the Buyer under this Article 4 as to any part thereof are mutually exclusive and not cumulative. The Buyer shall be entitled to the remedy that provides the maximum benefit to it, as the Buyer may elect, pursuant to the terms and conditions of this Article 4 for any particular defect for which remedies are provided under this Article 4; provided, however, that the Buyer shall not be entitled to elect a remedy under one part of this Article 4that constitutes a duplication of any remedy elected by it under any other part hereof for the same defect. The Buyer’s rights and remedies herein for the non-performance of any obligations or liabilities of the Seller arising under these warranties shall be in monetary damages limited to the amount the Buyer expends in procuring a correction or replacement for any covered part subject to a defect or non-performance covered by this Article 4, and the Buyer shall not have any right to require specific performance by the Seller.

5.    COMMERCIAL CONDITIONS

5.1    Delivery Terms

All Material prices are quoted on the basis of Free Carrier (FCA) delivery terms, without regard to the place from which such Material is shipped. The term “Free Carrier (FCA)” is as defined by publication n. 560 of the International Chamber of Commerce, published in January 2000.

5.2    Payment Procedures and Conditions

All payments under this Exhibit H shall be made in accordance with the terms and conditions set forth in the then current Customer Services e-Catalog.

5.3    Title

Title to any Material purchased under this Exhibit H shall remain with the Seller until full payment of the invoices and interest thereon, if any, has been received by the Seller.

CT1107608        Exh H - 9/10
CONFIDENTIAL

Exhibit H

The Buyer hereby undertakes that Material title to which has not passed to the Buyer, shall be kept free from any debenture or mortgage or any similar charge or claim in favour of any third party.

5.4    Cessation of Deliveries

The Seller has the right to restrict, stop or otherwise suspend deliveries if the Buyer fails to meet its obligations set forth in this Exhibit H.

6.    EXCUSABLE DELAY

Clauses 10.1 and 10.2 of the Agreement shall apply, mutatis mutandis, to all Material support and services provided under this Exhibit H.

7.    TERMINATION OF MATERIAL PROCUREMENT COMMITMENTS

If the Agreement is terminated with respect to any Aircraft, then the rights and obligations of the parties with respect to undelivered spare parts, services, data or other items to be purchased hereunder and which are applicable to those Aircraft for which the Agreement has been terminated shall also be terminated. Unused Material in excess of the Buyer's requirements due to such termination may be repurchased by the Seller, at the Seller’s option, as provided in Article 2.7.

8.    INCONSISTENCY

In the event of any inconsistency between this Exhibit H and the Customer Services Catalog or any order placed by the Buyer, this Exhibit H shall prevail to the extent of such inconsistency.

CT1107608        Exh H - 10/10
CONFIDENTIAL

Exhibit I

END-USER SUBLICENSE AGREEMENT FOR SUPPLIER SOFTWARE

1    DEFINITIONS

[…***…]

2    LICENSE

[…***…]

3    ASSIGNMENT AND DELEGATION

[…***…]

4    COPIES

[…***…]

5    TERM

[…***…]

6    CONDITIONS OF USE

[…***…]

7    TRAINING

[…***…]

8    PROPRIETARY RIGHTS - RIGHT TO CORRECT AND MODIFY

[…***…]

9    COPYRIGHT INDEMNITY

[…***…]

10    CONFIDENTIALITY

[…***…]

11    ACCEPTANCE

Supplier Software shall be deemed accepted as part of the Technical Acceptance Process set out in Clause 8 of the Agreement.

CT1107608        Exh I - 1/17
CONFIDENTIAL

Exhibit I

12    WARRANTY

[…***…]

13    LIMITATION OF LIABILITY

[…***…]

14    EXCUSABLE DELAYS

[…***…]

15    TERMINATION

[…***…]

16    GENERAL PROVISIONS

16.1     This Software Sublicense is an Exhibit to the Agreement and integrally forms part thereof. As a result, any non-conflicting terms of the Agreement are deemed incorporated herein to the extent they are relevant in the context of this Software Sublicense.

16.2     In the event of any inconsistency or discrepancy between any term of this Software Sublicense and any term of the Agreement (including any Appendix or other Exhibits thereto), the terms of this Software Sublicense shall take precedence over the conflicting terms of the Agreement to the extent necessary to resolve such inconsistency or discrepancy.

16.3    The Sublicensee acknowledges that the Supplier Software covered under the present Sub-license Agreement is also subject to the conditions relative to each Supplier Software set forth in the corresponding Supplier Product Support Agreement. In the event of any inconsistency between the terms of this Sub-license Agreement and the terms contained in the corresponding Supplier Product Support Agreement, the latter shall prevail to the extent of such inconsistency.

16.4    This Software Sublicense is subject to and construed and the performance thereof shall be determined in accordance with the laws in effect in the State of New York without regard to conflict of laws principles that could result in the application of the laws of any other jurisdiction. All disputes arising in connection with this Software Sublicense shall be submitted to the competent courts of New York, and the parties hereby agree to submit to the jurisdiction of those courts.

CT1107608        Exh I - 2/17
CONFIDENTIAL

Exhibit J

AIRBUS S.A.S. WARRANTY

Airbus S.A.S. hereby warrants to _____________ (the “Buyer”), its successors and assigns that the Bill of Sale executed by Airbus Americas Inc. dated ___ ________ _____ and relating to one A3__-____ aircraft bearing MSN __________ (the “Aircraft”) conveys to the said Buyer on the date hereof good, legal and valid title to the Aircraft, the [engines/propulsion systems] as described in the Bill of Sale, appliances, parts, instruments, accessories, furnishings and other equipment, free and clear of all liens, claims, charges, encumbrances and rights of others, and that Airbus S.A.S. will warrant and defend such title to the Aircraft forever against all claims and demands whatsoever.

This Airbus Warranty is governed by and shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Airbus S.A.S. has caused this Airbus Warranty to be executed by its duly authorized representative this ______ day of _________ ______.

AIRBUS S.A.S.

By:____________________________
Name:
Title:

CT1107608        Exh J – 1/1
CONFIDENTIAL

LETTER AGREEMENT No. 1

[…***…]

CT1107608
CONFIDENTIAL

LETTER AGREEMENT No. 1

July 26, 2016

Allegiant Air, LLC
1201 North Town Center Drive
Las Vegas, Nevada 89144

Subject: PAYMENTS

Dear Ladies and Gentlemen,

ALLEGIANT AIR, LLC (the "Buyer") and AIRBUS S.A.S. (the "Seller") have entered into a Purchase Agreement (“Agreement") dated as of even date herewith which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the A320 Aircraft as described in the Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 1 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement, upon execution thereof, will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, as such provisions have been specifically amended pursuant to this Letter Agreement. To the extent there is a conflict between the terms of this Letter Agreement and the Agreement, this Letter Agreement shall govern.

1.	FINAL PRICE OF THE AIRCRAFT

Clause 3.2 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“3.2	Final Price of the Aircraft

The Final Price of each Aircraft shall be the sum of:

(i)	the Base Price of the Airframe, as adjusted to the applicable Delivery Date of such Aircraft in accordance with Clause 4.1; plus

(ii)	the aggregate of all increases or decreases to the Base Price of the Airframe as agreed in any Specification Change Notice or part thereof applicable to the Airframe

CT1107608
CONFIDENTIAL

LETTER AGREEMENT No. 1

subsequent to the date of this Agreement as adjusted to the Delivery Date of such Aircraft in accordance with Clause 4.1; plus

(iii)	the Propulsion Systems Reference Price as adjusted to the Delivery Date of such Aircraft in accordance with Clause 4.2; plus

(iv)
the aggregate of all increases or decreases to the Propulsion Systems Reference Price as agreed in any Specification Change Notice or part thereof applicable to the Propulsion Systems subsequent to the date of this Agreement as adjusted to the Delivery Date in accordance with Clause 4.2; plus

(v)	any other […***…] pursuant to this Agreement and/or any other written agreement with respect to such Aircraft between the Buyer and the Seller relating to such Aircraft.”

2.	Predelivery Payments

Clause 5.3.2 and 5.3.3 of the Agreement are deleted in their entirety and replaced with the following quoted text:

“5.3.2	The Predelivery Payment Reference Price for an Aircraft to be delivered in calendar year T is determined in accordance with the following formula:

[…***…]

5.3.3	[…***…]

Payment Date		Percentage of Predelivery Payment Reference Price
[…***…]	[…***…]	[…***…]
______________________________________________________
TOTAL PAYMENT PRIOR TO DELIVERY		[…***…]

In the event of the above schedule resulting in any Predelivery Payment falling due prior to the date of signature of the Agreement, such Predelivery Payments shall be made upon signature of this Agreement.”

3.	TAXES

Clause 5.5 of the Agreement is deleted in its entirety and replaced with the following quoted text:

[…***…]

“Taxes” means any present or future tax, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority or any political subdivision or taxing authority thereof or therein.

CT1107608
CONFIDENTIAL

LETTER AGREEMENT No. 1

4.	PAYMENTS

Clause 5.6 of the Agreement is hereby deleted in its entirety and replaced with the following quoted text:

“5.6	Application of Payments

[…***…]

Clause 5.7 of the Agreement is hereby deleted in its entirety and replaced with the following quoted text:

“ 5.7	Setoff Payments

[…***…]

Clause 5.8 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“5.8	Overdue Payments

[…***…]

The following quoted text is hereby added to the Agreement immediately following the last sentence of Clause 5.10 of the Agreement:

“The foregoing is subject to the proviso in Clause 5.5.1.1 above.”

and
“Upon Buyer’s request, the Seller shall provide to the Buyer prior to the Delivery of each Aircraft, and at such other times as may be required by applicable law, […***…].”

5.	OTHER CHARGES

Clause 5.11 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“5.11
Unless expressly stipulated otherwise, any charges due under this Agreement with respect to the Aircraft being delivered other than those set out in Clauses 5.2, 5.3 and 5.8 shall be paid by the Buyer at the same time as payment of the Balance of the Final Price or, if invoiced after Delivery, within […***…] days after receipt by the Buyer of the invoice.

6.	CROSS COLLATERALISATION

Clause 5.12.1 of the Agreement is deleted in its entirety and replaced with the following quoted text:

[…***…]

7.	ASSIGNMENT

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

CT1107608
CONFIDENTIAL

LETTER AGREEMENT No. 1

8.	CONFIDENTIALITY

This Letter Agreement (and its existence) shall be treated by both parties as Confidential Information in accordance with Clause 22.9 of the Agreement.

9.	LAW AND JURISDICTION

This Letter Agreement shall be governed by, and construed in accordance with, the laws of State of New York and the provisions of Clause 22.6 of the Agreement shall apply to this Letter Agreement.

10.	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

CT1107608
CONFIDENTIAL

LETTER AGREEMENT No. 1

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

ALLEGIANT AIR, LLC	AIRBUS S.A.S.

By	: _/s/__________________ By : _/s/__________________

Name	: ____________________ Name : ____________________

Title	: ____________________ Title : ____________________

CT1107608
CONFIDENTIAL

LETTER AGREEMENT No. 2

July 26, 2016

Allegiant Air, LLC
1201 North Town Center Drive
Las Vegas, Nevada 89144

Subject: PURCHASE INCENTIVES

Dear Ladies and Gentlemen,

ALLEGIANT AIR, LLC (the "Buyer") and AIRBUS S.A.S. (the "Seller") have entered into a Purchase Agreement (“Agreement") dated as of even date herewith which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the A320 Aircraft as described in the Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 2 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement, upon execution thereof, will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, as such provisions have been specifically amended pursuant to this Letter Agreement. To the extent there is a conflict between the terms of this Letter Agreement and the Agreement, this Letter Agreement shall govern.

LETTER AGREEMENT No. 2

1.	[…***…]

[…***…]

2.	[…***…]

[…***…]

3.	ASSIGNMENT

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

4.	CONFIDENTIALITY

This Letter Agreement (and its existence) shall be treated by both parties as Confidential Information in accordance with Clause 22.9 of the Agreement.

5.	LAW AND JURISDICTION

This Letter Agreement shall be governed by, and construed in accordance with, the laws of State of New York and the provisions of Clause 22.6 of the Agreement shall apply to this Letter Agreement.

6.	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

LETTER AGREEMENT No. 2

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

ALLEGIANT AIR, LLC	AIRBUS S.A.S.

By	: _/s/__________________ By : _/s/__________________

Name	: ____________________ Name : ____________________

Title	: ____________________ Title : ____________________

LETTER AGREEMENT No. 3

July 26, 2016

Allegiant Air, LLC
1201 North Town Center Drive
Las Vegas, Nevada 89144

Subject: ASSIGNMENT MATTERS

Dear Ladies and Gentlemen,

ALLEGIANT AIR, LLC (the "Buyer") and AIRBUS S.A.S. (the "Seller") have entered into a Purchase Agreement (“Agreement") dated as of even date herewith which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the A320 Aircraft as described in the Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 3 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement, upon execution thereof, will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, as such provisions have been specifically amended pursuant to this Letter Agreement. To the extent there is a conflict between the terms of this Letter Agreement and the Agreement, this Letter Agreement shall govern.

CT1107608–AAY-Letter Agreement No. 3	Page 1/4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 3

1.	ASSIGNMENT IN CONNECTION WITH AIRCRAFT FINANCING, SALE OR LEASE

The following new Clauses 21.5 and 21.6 are hereby inserted into the Agreement immediately after Clause 21.4:

“21.5    Assignment in Connection with Aircraft Financing

Prior to Delivery of an Aircraft, the Buyer will not resell, lease, or transfer such Aircraft. The Seller will […***…] for the purpose of causing an Aircraft, at Delivery, to be subject to a sale, lease equipment trust, mortgage, conditional sale, lien or other arrangement for the financing by the Buyer […***…] of the Aircraft. It is understood that such consent and agreement will provide to such financing parties such assurances, security assignment and recourse as is customary and non-discriminatory compared to other forms thereof previously entered into by Seller and its Affiliates. However, no such action will require the Seller to divest itself of title to or possession of the Aircraft until Delivery of and payment for the Aircraft.

[…***…]

2.	[…***…]

The following new Clause 21.7 is hereby inserted into the Agreement immediately after Clause 21.6:

“21.7    […***…]”

3.	ASSIGNMENTS

Clause 21.1 of the Agreement is hereby deleted in its entirety and replaced with the following quoted text:

“21.1    Assignments

Except as hereinafter provided, neither party may sell, assign, novate or transfer its rights or obligations under this Agreement to any person without the prior written consent of the other, except that the Seller may sell, assign, novate or transfer its rights or obligations under this Agreement to any Affiliate without the Buyer’s consent, provided the Seller remains liable for performance.”

4.	ASSIGNMENT

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

5.	CONFIDENTIALITY

This Letter Agreement (and its existence) shall be treated by both parties as Confidential Information in accordance with Clause 22.9 of the Agreement.

6.	LAW AND JURISDICTION

CT1107608–AAY-Letter Agreement No. 3	Page 2/4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 3

This Letter Agreement shall be governed by, and construed in accordance with, the laws of State of New York and the provisions of Clause 22.6 of the Agreement shall apply to this Letter Agreement.

7.	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

CT1107608–AAY-Letter Agreement No. 3	Page 3/4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 3

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

ALLEGIANT AIR, LLC	AIRBUS S.A.S.

By	: _/s/__________________ By : _/s/_________________

Name	: ____________________ Name : ____________________

Title	: ____________________ Title : ____________________

CT1107608–AAY-Letter Agreement No. 3	Page 4/4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 4

July 26, 2016

Allegiant Air, LLC
1201 North Town Center Drive
Las Vegas, Nevada 89144

Subject: SUPPORT MATTERS

Dear Ladies and Gentlemen,

ALLEGIANT AIR, LLC (the "Buyer") and AIRBUS S.A.S. (the "Seller") have entered into a Purchase Agreement (“Agreement") dated as of even date herewith which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the A320 Aircraft as described in the Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 4 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement, upon execution thereof, will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, as such provisions have been specifically amended pursuant to this Letter Agreement. To the extent there is a conflict between the terms of this Letter Agreement and the Agreement, this Letter Agreement shall govern.

CT1107608-AAY-Letter Agreement No. 4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 4

1.	WARRANTIES AND SERVICE LIFE POLICY

1.1	Subclause 12.1.4.1 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“12.1.4.1
The Buyer's remedy and the Seller's obligation and liability under Clauses 12.1.1 and 12.1.2 are limited to, at the Seller’s expense and option, the repair, replacement or correction of any Warranted Part which is defective (or to the supply of modification kits rectifying the defect), together with a credit to the Buyer's account with the Seller of an amount equal to […***…].

The Seller may alternatively furnish to the Buyer’s account with the Seller a credit equal to the price at which the Buyer is entitled to purchase a replacement for the defective Warranted Part, […***…].”

1.2	Subclause 12.1.6.2 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“12.1.6.2    Transportation Costs
The cost of transporting a Warranted Part claimed to be defective to the facilities designated by the Seller and for the return therefrom of a repaired or replaced Warranted Part shall be borne by the Buyer, […***…].”

1.3	Subclause 12.1.10 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“12.1.10    Accepted Industry Standard Practices Normal Wear and Tear
The Buyer's rights under this Clause 12.1 are subject to the Aircraft and each component, equipment, accessory and part thereof being maintained, overhauled, repaired and operated in accordance with accepted industry standard practices, all Technical Data and any other instructions issued by the Seller, the Suppliers and the Propulsion Systems Manufacturer and all applicable rules, regulations and directives of the relevant Aviation Authorities.

The Seller's liability under this Clause 12.1 shall not extend to normal wear and tear nor to:

(i)
any Aircraft or component, equipment, accessory or part thereof, which has been repaired, altered or modified after Delivery, except by the Seller or its Affiliates or in a manner approved by the Seller;

(ii)	any Aircraft or component, equipment, accessory or part thereof, which has been operated in a damaged state, […***…];

(iii)	any component, equipment, accessory and part from which the trademark, name, part or serial number or other identification marks have been removed.”

2.	TECHNICAL DATA

Subclause 14.2.3 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“14.2.3
The Buyer shall indicate to the Seller the Fleet Serial Number allocated to each Aircraft corresponding to the delivery schedule set forth in Clause 9.1 as soon as possible following execution of the Agreement. Neither the designation of such Fleet Serial Numbers nor the

CT1107608-AAY-Letter Agreement No. 4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 4

subsequent allocation of the Fleet Serial Numbers to Manufacturer Serial Numbers for the purpose of producing certain customized Technical Data shall constitute any property, insurable or other interest of the Buyer in any Aircraft prior to the Delivery of such Aircraft as provided for in this Agreement.

The customized Technical Data that are affected thereby are the following:

- Aircraft Maintenance Manual,
- Illustrated Parts Catalogue,
- Trouble Shooting Manual,
- Aircraft Wiring Manual,
- Aircraft Schematics Manual,
- Aircraft Wiring Lists.”

3.	SELLER REPRESENTATIVE SERVICES

[…***…].

4.	TRAINING SUPPORT AND SERVICES

4.1	Subclause 16.2 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“16.2	Training Location

16.2.1	The Seller shall provide training at […***…], as agreed upon by the Seller and the Buyer (individually a “Seller’s Training Center” and collectively, the “Seller’s Training Centers”).

16.2.2
If the unavailability of facilities or scheduling difficulties make training by the Seller at any Seller’s Training Center impractical, the Seller shall ensure that the Buyer is provided with such training at another location designated by the Seller and acceptable to the Buyer.

16.2.3.1
Upon the Buyer's request, the Seller may also provide certain training at a location other than the Seller's Training Centers, including one of the Buyer's bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In such event, all additional charges listed in Clauses 16.5.2 and 16.5.3 shall be borne by the Buyer.

16.2.3.2
If the Buyer requests training at a location as indicated in Clause 16.2.3.1 and requires such training to be an Airbus approved course, the Buyer undertakes that the training facilities shall be approved prior to the performance of such training. The Buyer shall, as necessary and with adequate time prior to the performance of such training, provide access to the training facilities set forth in Clause 16.2.3.1 to the Seller’s and the competent Aviation Authority’s representatives for approval of such facilities.”

4.2	Subclause 16.5 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“16.5	Logistics

16.5.1	Trainees

16.5.1.1	Living and travel expenses for the Buyer's trainees shall be borne by the Buyer.

CT1107608-AAY-Letter Agreement No. 4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 4

16.5.1.2
It shall be the responsibility of the Buyer to make all necessary arrangements relative to authorizations, permits and/or visas necessary for the Buyer’s trainees to attend the training courses to be provided hereunder. Rescheduling or cancellation of courses due to the Buyer’s failure to obtain any such authorizations, permits and/or visas shall be subject to the provisions of Clauses 16.3.5.1 thru 16.3.5.3.

16.5.2	Training at External Location - Seller’s Instructors

16.5.2.1.1
In the event of training being provided at the Seller’s request at any location other than the Seller’s Training Centers, as provided for in Clause 16.2.2, the expenses of the Seller’s Instructors shall be borne directly by the Seller.

16.5.2.1.2
In the event of training being provided by the Seller’s Instructor(s) at any location other than the Seller's Training Centers at the Buyer’s request, the Buyer shall reimburse the Seller for all the expenses […***…] related to the assignment of such Seller Instructors and the performance of their duties as aforesaid.

16.5.2.2	Living Expenses

[…***…]

Such perdiem shall include, but shall not be limited to, lodging, food and local transportation to and from the place of lodging and the training course location.

16.5.2.3	Air Travel
Except as provided for in Clause 16.5.2.1.1 above, the Buyer shall reimburse the Seller for the airfares for each Seller Instructor and/or other Seller’s personnel providing support under this Clause 16, to and from the Buyer's designated training site and the Seller's Training Centers. […***…]

16.5.2.4	Buyer’s Indemnity
[…***…]

16.5.3	Training Material and Equipment Availability - Training at External Location
Training material and equipment necessary for course performance at any location other than the Seller's Training Centers or the facilities of a training provider selected by the Seller shall be provided by the Buyer at its own cost in accordance with the Seller's specifications.

Notwithstanding the foregoing, should the Buyer request the performance of a course at another location as per Clause 16.2.3.1, the Seller may, upon the Buyer’s request, provide the training material and equipment necessary for such course’s performance. Such provision shall be at the Buyer’s expense.”

4.3	Subclauses 1.1 and 1.2 of Appendix A to Clause 16 of the Agreement are deleted in their entirety and replaced with the following quoted text:

“1.1    Flight Crew Training (standard transition course)

[…***…]

1.2	Low Visibility Operations Training

[…***…]

CT1107608-AAY-Letter Agreement No. 4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 4

4.4	Subclause 3.1 of Appendix A to Clause 16 of the Agreement is deleted in its entirety and replaced with the following quoted text:

“3.1	The Seller shall provide to the Buyer […***…] trainee days of maintenance training free of charge for the Buyer's personnel.”

5.	ASSIGNMENT

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

6.	CONFIDENTIALITY

This Letter Agreement (and its existence) shall be treated by both parties as Confidential Information in accordance with Clause 22.9 of the Agreement.

7.	LAW AND JURISDICTION

This Letter Agreement shall be governed by, and construed in accordance with, the laws of State of New York and the provisions of Clause 22.6 of the Agreement shall apply to this Letter Agreement.

8.	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

CT1107608-AAY-Letter Agreement No. 4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 4

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

ALLEGIANT AIR, LLC	AIRBUS S.A.S.

By	: _/s/__________________ By : _/s/__________________

Name	: ____________________ Name : ____________________

Title	: ____________________ Title : ____________________

CT1107608-AAY-Letter Agreement No. 4

CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 5

July 26, 2016

Allegiant Air, LLC
1201 North Town Center Drive
Las Vegas, Nevada 89144

Subject: DELIVERY MATTERS

Dear Ladies and Gentlemen,

ALLEGIANT AIR, LLC (the "Buyer") and AIRBUS S.A.S. (the "Seller") have entered into a Purchase Agreement (“Agreement") dated as of even date herewith which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the A320 Aircraft as described in the Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 5 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement, upon execution thereof, will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, as such provisions have been specifically amended pursuant to this Letter Agreement. To the extent there is a conflict between the terms of this Letter Agreement and the Agreement, this Letter Agreement shall govern.

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CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 5

1.	DELIVERY

Clause 0 of the Agreement is hereby amended by replacing the following quoted definitions:

[…***…]

2.	CHANGE IN LAW

[…***…]

3.	FLYAWAY

Clause 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following quoted text:

“9.3    Flyaway

9.3.1    The Buyer and the Seller shall cooperate to obtain any licenses that may be required by the Aviation Authority of the Delivery Location, […***…] of the Aircraft after Delivery.

9.3.2    All expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery shall be borne by the Buyer. The Buyer shall make direct arrangements with the supplying companies […***…] for all post-Delivery flights.”

4.	DELAYS

Clause 10 and Clause 11 of the Agreement are hereby deleted and replaced in their entirety and replaced with the following quoted text:

“10	“EXCUSABLE DELAY AND TOTAL LOSS
[…***…]

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CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 5

11	INEXCUSABLE DELAY
[…***…]

5.	ASSIGNMENT

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

6.	CONFIDENTIALITY

This Letter Agreement (and its existence) shall be treated by both parties as Confidential Information in accordance with Clause 22.9 of the Agreement.

7.	LAW AND JURISDICTION

This Letter Agreement shall be governed by, and construed in accordance with, the laws of State of New York and the provisions of Clause 22.6 of the Agreement shall apply to this Letter Agreement.

8.	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 5

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

ALLEGIANT AIR, LLC	AIRBUS S.A.S.

By	: _/s/__________________ By : _/s/__________________

Name	: ____________________ Name : ____________________

Title	: ____________________ Title : ____________________

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CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 6

July 26, 2016

Allegiant Air, LLC
1201 North Town Center Drive
Las Vegas, Nevada 89144

Subject: MISCELLANEOUS

Dear Ladies and Gentlemen,

ALLEGIANT AIR, LLC (the "Buyer") and AIRBUS S.A.S. (the "Seller") have entered into a Purchase Agreement (“Agreement") dated as of even date herewith which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the A320 Aircraft as described in the Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 6 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement, upon execution thereof, will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, as such provisions have been specifically amended pursuant to this Letter Agreement. To the extent there is a conflict between the terms of this Letter Agreement and the Agreement, this Letter Agreement shall govern.

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CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 6

1.	TERMINATION

Clause 20 of the Agreement is hereby deleted in its entirety and replaced with the following quoted text:

“TERMINATION

20.1	Termination Events

Each of the following shall constitute a “Termination Event”:

(1)
The Buyer or any of its […***…] commences in any jurisdiction any case, proceeding or other action with respect to the Buyer or any of its […***…] or their properties relating to bankruptcy, insolvency, reorganization, winding-up, liquidation, dissolution or other relief from, or with respect to, or readjustment of, its debts or obligations.

(2)
An action is commenced in any jurisdiction seeking the appointment of a receiver, trustee, custodian or other similar official for the Buyer or any of its […***…] or for all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for […***…], or the Buyer or any of its […***…] makes a general assignment for the benefit of its creditors.

(3)
An action is commenced in any jurisdiction against the Buyer or any of its […***…] seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their respective assets, and such action remains unstayed, undismissed or undischarged for […***…].

(4)	The Buyer or any of its […***…] becomes the object, in any jurisdiction, of a case, proceeding or action similar or analogous to any of the events mentioned in Clause 20.1(1), (2) or (3).

(5)	The Buyer or any of its […***…] is generally not able, or is expected to be unable to, or shall admit in writing its inability to, pay its debts as they become due.

(6)	The Buyer or any of its […***…] commences negotiations with significant creditors, existing or potential, in preparation for a bankruptcy filing under the U.S. Bankruptcy Code.

(7)	[…***…]

(8)	The Buyer repudiates, cancels or, unless permitted by the terms of this Agreement, terminates this Agreement, in each case, in whole or in part.

(9)	The Buyer defaults in its obligation to take delivery of an Aircraft as provided in Clause 9.2.

(10)
[…***…] the Buyer or any of its […***…] defaults in the observance or performance of any other covenant, undertaking or obligation contained in this Agreement or any other material agreement between the Buyer or its […***…], on the one hand, and the Seller or its Affiliates on the other hand, provided that, if such breach or default is capable of being cured and such breach or default is not cured within any specified cure period.

[…***…]

20.2	Remedies in Event of Termination

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CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 6

[…***…]

20.4	Notice of Termination Event

Within […***…] of becoming aware of the occurrence of a Termination Event by the Buyer, the Buyer shall notify the Seller of such occurrence in writing, provided, that any failure by the Buyer to notify the Seller shall not prejudice the Seller’s rights or remedies hereunder.

20.5	Information Covenants

The Buyer hereby covenants and agrees that, from the date of this Agreement until no further Aircraft are to be delivered hereunder, the Buyer shall furnish or cause to be furnished to the Seller the following, it being understood that this covenant with respect to Clauses 20.5 (a), (b) and (e) shall be deemed satisfied if the information requested in those clauses is filed, with un-redacted financial statements, with the U.S. Securities and Exchange Commission and is publicly available on EDGAR (or any successor online resource):

(a)
Annual Financial Statements. As soon as available and in any event no later than the date that the Buyer’s parent company, ATC, furnishes such annual statements to the U.S. Securities and Exchange Commission or successor thereto (the “SEC”) (i) a copy of the SEC Form 10-K filed by ATC with the SEC for such fiscal year, or, if no such Form 10-K was filed by ATC for such a fiscal year, or the Buyer’s accounts are not consolidated with those of ATC, the consolidated balance sheet of the Buyer and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations, of common stockholders’ equity (deficit) (in the case of the Buyer and its Subsidiaries) and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by any firm of independent public accountants of recognized standing selected by the Buyer and reasonably acceptable to the Seller, whose opinion shall not be qualified as to the scope of audit or as to the status of the Buyer as a going concern, and (ii) a certificate of such accounting firm stating that its audit of the business of the Buyer was conducted in accordance with generally accepted auditing standards.

(b)
Quarterly Financial Statements. As soon as available and in any event no later than the date that ATC furnishes such quarterly statements to the SEC, a copy of the SEC Form 10-Q filed by ATC with the SEC for such quarterly period, or, if no such Form 10-Q was filed by ATC with respect to any such quarterly period, or the Buyer’s accounts are not consolidated with those of ATC, the consolidated balance sheet of the Buyer and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and in each case setting forth comparative consolidated figures as of the end of and for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Buyer, subject to changes resulting from audit and normal year-end audit adjustments.

(c)	[…***…]

(d)
Acceleration of other indebtedness. Immediately upon knowledge by the Buyer that the holder of any bond, debenture, promissory note or any similar evidence of indebtedness of the Buyer or any Relevant Affiliate thereof (“Other Indebtedness”) has demanded payment, given notice or exercised its right to a remedy having the effect of acceleration with respect to a claimed event of default under any Other Indebtedness, where the impact of the acceleration is likely to have a material adverse effect on the Buyer’s ability to perform its obligations under or in connection with the transactions contemplated by this Agreement, notice of the demand made, notice given or action taken by such holder and

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LETTER AGREEMENT No. 6

the nature and status of the claimed event of default and what the action the Buyer is taking with respect thereto.

(e)
Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by ATC, and, with reasonable promptness, such other information or documents (financial or otherwise) as the Seller may reasonably request from time to time, so long as such information or documents are readily available to the Buyer.

For the purposes of this Clause 20, (x) an "Authorized Officer" of the Buyer shall mean the Chief Executive Officer, the Chief Financial Officer or any Vice President and above who reports directly or indirectly to the Chief Financial Officer and (y) "Subsidiaries" shall mean, as of any date of determination, those companies owned by the Buyer whose financial results the Buyer is required to include in its statements of consolidated operations and consolidated balance sheets.

20.6
Nothing contained in this Clause 20 shall be deemed to waive or limit the Seller’s rights or ability to request adequate assurance under Article 2, Section 609 of the Uniform Commercial Code (the "UCC"). It is further understood that any commitment of the Seller or the Propulsion Systems Manufacturer to provide financing to the Buyer shall not constitute adequate assurance under Article 2, Section 609 of the UCC.”

2.	ASSIGNMENT

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

3.	CONFIDENTIALITY

This Letter Agreement (and its existence) shall be treated by both parties as Confidential Information in accordance with Clause 22.9 of the Agreement.

4.	LAW AND JURISDICTION

This Letter Agreement shall be governed by, and construed in accordance with, the laws of State of New York and the provisions of Clause 22.6 of the Agreement shall apply to this Letter Agreement.

5.	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 6

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

ALLEGIANT AIR, LLC	AIRBUS S.A.S.

By	: _/s/__________________ By : _/s/_________________

Name	: ____________________ Name : ____________________

Title	: ____________________ Title : ____________________

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CONFIDENTIAL	Execution Version dated July 2016

LETTER AGREEMENT No. 7

July 26, 2016

Allegiant Air, LLC
1201 North Town Center Drive
Las Vegas, Nevada 89144

Subject: A320 CEO with Sharklets PERFORMANCE GUARANTEES (CFM)

Dear Ladies and Gentlemen,

ALLEGIANT AIR, LLC (the "Buyer") and AIRBUS S.A.S. (the "Seller") have entered into a Purchase Agreement (“Agreement") dated as of even date herewith which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the A320 Aircraft as described in the Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 7 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement, upon execution thereof, will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement is governed by the provisions of said Agreement, as such provisions have been specifically amended pursuant to this Letter Agreement. To the extent there is a conflict between the terms of this Letter Agreement and the Agreement, this Letter Agreement shall govern.

AAY - A320/CFM - 07/2016 – Execution Version
CONFIDENTIAL INFORMATION        Page 1/5

LETTER AGREEMENT No. 7

1	AIRCRAFT CONFIGURATION

The guarantees defined below (the “Guarantees”) are applicable to the A320-200 Aircraft as described in the Standard Specification Reference […***…] amended by Specification Change Notices (SCNs) for:

•	installation of CFM International CFM56-5B4/3 engines

•	provision for and installation of Sharklets

•	design weights as follows:
Maximum Take-Off Weight (MTOW)    […***…]
Maximum Landing Weight (MLW)    […***…]
Maximum Zero Fuel Weight (MZFW)    […***…]

hereinafter referred to as the “Specification”, and without taking into account any further changes thereto as provided in the Agreement.

2	GUARANTEED PERFORMANCE

2.1	[…***…]

[…***…]

3	[…***…] GUARANTEE

3.1	[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]
[…***…]

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LETTER AGREEMENT No. 7

4	MANUFACTURER’S WEIGHT EMPTY […***…]

[…***…]

5	GUARANTEE CONDITIONS

[…***…]

6	GUARANTEE COMPLIANCE

[…***…]

7	ADJUSTMENT OF GUARANTEES

[…***…]

8	EXCLUSIVE GUARANTEES

[…***…]

9	UNDERTAKING REMEDIES

[…***…]

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LETTER AGREEMENT No. 7

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

ALLEGIANT AIR, LLC	AIRBUS S.A.S.

By	: _/s/__________________ By : _/s/__________________

Name	: ____________________ Name : ____________________

Title	: ____________________ Title : ____________________

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LETTER AGREEMENT No. 7

OPERATING WEIGHT EMPTY

For information only at the time of this Agreement, the Customer’s Changes and Operator’s Items used to define the Operating Weight Empty for the purpose of paragraph 3 of this Letter Agreement are based on an A320-200 Aircraft with […***…] and are defined as follows:

Engines: CFM56-5B4/3

Manufacturer's Weight Empty as defined in
the A320-200 Standard Specification    […***…]

Sharklets installation    […***…]
[…***…]    […***…]

Customer’s Changes

Cabin changes    […***…]
Allowance for customer’s changes    […***…]

Total Customer’s Changes    […***…]

Operator’s Items

Unusable fuel    […***…]
Oil for engines, IDG and APU    […***…]
Water    […***…]
Waste tank precharge    […***…]
Aircraft documents and tool kit    […***…]
Passenger seats and lifejackets    […***…]
Galley structure    […***…]
Fixed equipment    […***…]
Catering & removable equipment    […***…]
Emergency equipment    […***…]
Crew and crew baggage    […***…]

Total Operator’s Items    […***…]

Operating Weight Empty                    […***…]

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